SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 March 21, 2002


                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)


        North Carolina                 001-16485               56-2169715
(State or other jurisdiction          (Commission          (I.R.S. Employer
      of incorporation)               File Number)        Identification No.)

                370 Knollwood Street
                Winston-Salem, North Carolina                     27103
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (336) 725-2981
                                                   --------------

Item 5. Other Events

     As previously disclosed, on April 26, 2001, Krispy Kreme Doughnut Corporation ("KKDC"), a wholly-owned subsidiary of Krispy Kreme Doughnuts, Inc. (together with KKDC, the "Company"), had entered into a synthetic lease agreement in which Wachovia Capital Investments, Inc. ("WCI") had agreed to fund up to $35,000,000 for construction of the Company's new mix and distribution facility in Effingham, Illinois (the "Facility"). Under the terms of the synthetic lease, WCI was to pay all costs associated with the construction of the building and the equipment to be used in the manufacturing and distribution processes. Lease payments were to begin upon completion of the Facility (the "Completion Date"). Construction of the Facility began in May 2001 and is expected to be completed in the first half of fiscal 2003. The initial term of the lease was five years following the Completion Date. The lease required the Company to maintain compliance with certain covenants, including maintenance of certain financial ratios. The Company was in compliance with all covenants at February 3, 2002.

     On March 21, 2002, the Company terminated the synthetic lease and purchased the Facility from WCI. To finance the purchase, the Company entered into a new credit agreement ("Credit Agreement") with an affiliate of WCI, Wachovia Bank, N.A. The Credit Agreement provides for funding of up to $35,000,000 for the initial purchase and completion of the Facility. The initial borrowing under the Credit Agreement was $31,710,000.

     Amounts advanced under the Credit Agreement bear interest at Adjusted LIBOR, as defined within the Credit Agreement, plus an Applicable Margin, as defined within the Credit Agreement. The Applicable Margin ranges from .75% to 1.75% and is determined based upon the Company's performance under certain financial covenants contained in the Credit Agreement. The interest rate applicable on March 21, 2002 was 2.92%. Interest is payable monthly through the Completion Date, at which time outstanding advances will convert to a term loan (the "Loan"). Monthly payments of principal, equal to 1/240th of the principal amount of the Loan, and interest will commence and continue through September 21, 2007, at which time a final payment of all outstanding principal and accrued interest will be due. The Credit Agreement also permits the Company to prepay the Loan in whole at any time, or from time to time in part in amounts aggregating at least $500,000 or any larger multiple of $100,000 without penalty.

     The Credit Agreement contains provisions that, among other requirements, restrict the payment of dividends and require the Company to maintain compliance with certain covenants, including the maintenance of certain financial ratios.

     A copy of the Credit Agreement is attached hereto as exhibit 10.1 and is incorporated herein by reference.



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

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit No.                Description

          10.1 Credit Agreement dated as of March 21, 2002 between Krispy Kreme Doughnut Corporation and Wachovia, Bank, N.A.









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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KRISPY KREME DOUGHNUTS, INC.


Dated:  April 5, 2002         By:    /s/ Randy S. Casstevens
                                     -------------------------------------------
                                     Name:  Randy S. Casstevens
                                     Title:    Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                 Description

10.1 Credit Agreement dated as of March 21, 2002 between Krispy Kreme Doughnut Corporation and Wachovia Bank, N.A.

                                                                    EXHIBIT 10.1


                                 $35,000,000.00


                                CREDIT AGREEMENT


                                   dated as of


                                 March 21, 2002


                                     between


                        KRISPY KREME DOUGHNUT CORPORATION


                                       and


                               WACHOVIA BANK, N.A.

                                TABLE OF CONTENTS


                                                                            Page


                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01             Definitions..........................................5
SECTION 1.02             Accounting Terms and Determinations.................21
SECTION 1.03             References..........................................22
SECTION 1.04             Use of Defined Terms................................22
SECTION 1.05             Terminology.........................................22

                                   ARTICLE II.

                                   THE CREDIT

SECTION 2.01             Commitment to Lend..................................22
SECTION 2.02             Method of Borrowing.................................22
SECTION 2.03             Note23
SECTION 2.04             Maturity of Loan....................................23
SECTION 2.05             Interest Rate.......................................23
SECTION 2.06             Optional Prepayments................................25
SECTION 2.07             Repayment of Loan...................................26
SECTION 2.08             General Provisions Concerning Payments..............26
SECTION 2.09             Computation of Interest and Fees....................26

                                  ARTICLE III.

                            CONDITIONS TO BORROWINGS

SECTION 3.01             Conditions to First Borrowing.......................27
SECTION 3.02             Conditions to All Borrowings........................29

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01             Corporate Existence and Power.......................29
SECTION 4.02             Corporate and Governmental Authorization............30

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

SECTION 4.03             Binding Effect......................................30
SECTION 4.04             Financial Information...............................30
SECTION 4.05             No Litigation.......................................30
SECTION 4.06             Compliance with ERISA...............................31
SECTION 4.07             Compliance with Laws; Payment of Taxes..............31
SECTION 4.08             Investment Company Act..............................31
SECTION 4.09             Public Utility Holding Company Act..................32
SECTION 4.10             Ownership of Property; Liens........................32
SECTION 4.11             No Default..........................................32
SECTION 4.12             Full Disclosure.....................................32
SECTION 4.13             Environmental Matters...............................32
SECTION 4.14             Capital Stock.......................................34
SECTION 4.15             Use of Proceeds; Margin Stock.......................34
SECTION 4.16             Insolvency..........................................35
SECTION 4.17             Subsidiaries........................................35

                                   ARTICLE V.

                                    COVENANTS

SECTION 5.01             Information.........................................35
SECTION 5.02             Maintenance and Inspection of Property, Books
                           and Records.......................................37
SECTION 5.03             Maintenance of Existence............................37
SECTION 5.04             Consolidations, Mergers and Sales of Assets.........37
SECTION 5.05             Dissolution.........................................38
SECTION 5.06             Use of Proceeds.....................................38
SECTION 5.07             Compliance with Laws; Payment of Taxes..............38
SECTION 5.08             Insurance...........................................38
SECTION 5.09             Change in Fiscal Year...............................39
SECTION 5.10             Maintenance of Property.............................39
SECTION 5.11             Environmental Notices...............................39
SECTION 5.12             Environmental Matters...............................39
SECTION 5.13             Environmental Release...............................39
SECTION 5.14             Transactions with Affiliates........................39
SECTION 5.15             Further Assurances..................................40
SECTION 5.16             Encroachments.......................................40
SECTION 5.17             Liens, Etc. on the Facility.........................40
SECTION 5.18             Hart Scott Rodino Act Compliance....................40
SECTION 5.19             Investments.........................................40
SECTION 5.20             Limitation on Liens.................................42
SECTION 5.21             Fixed Charge Coverage Ratio.........................43

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

SECTION 5.22             Leverage Ratio......................................43
SECTION 5.23             Minimum Consolidated Tangible Net Worth.............43
SECTION 5.24             Consolidated Total Liabilities to Consolidated
                           Tangible Net Worth................................44
SECTION 5.25             Restricted Payments.................................44
SECTION 5.26             Additional Guarantors...............................44

                                   ARTICLE VI.

                                    DEFAULTS

SECTION 6.01             Events of Default...................................44

                                  ARTICLE VII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 7.01             Basis for Determining Interest Rate Inadequate or
                           Unfair............................................47
SECTION 7.02             Illegality..........................................47
SECTION 7.03             Increased Cost and Reduced Return...................48
SECTION 7.04             Base Rate Substituted...............................49
SECTION 7.05             Compensation........................................49

                                  ARTICLE VIII.

                                  MISCELLANEOUS

SECTION 8.01             Notices.............................................50
SECTION 8.02             No Waivers..........................................50
SECTION 8.03             Expenses; Documentary Taxes.........................51
SECTION 8.04             Indemnification.....................................51
SECTION 8.05             Setoff; Application of Payments.....................51
SECTION 8.06             Amendments and Waivers..............................52
SECTION 8.07             Independence of Covenants...........................52
SECTION 8.08             Successors and Assigns..............................52
SECTION 8.09             Confidentiality.....................................54
SECTION 8.10             Representation by Lender............................54
SECTION 8.12             Severability........................................55
SECTION 8.13             Interest............................................55
SECTION 8.14             Interpretation......................................55
SECTION 8.15             Waiver of Jury Trial; Consent to Jurisdiction.......56
SECTION 8.16             Counterparts........................................56

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

SECTION 8.17             Source of Funds -- ERISA............................56


EXHIBIT A         Form of Note

EXHIBIT B-1       Form of Opinion of Counsel for the Borrower

EXHIBIT B-2       Form of Opinion of Illinois Counsel for the Borrower

EXHIBIT C         Form of Notice of Borrowing

EXHIBIT D         Form of Compliance Certificate

EXHIBIT E         Form of Closing Certificate

EXHIBIT F         Form of Officer's Certificate

EXHIBIT G         Form of Guaranty

EXHIBIT H         Form of Guaranty Certificate

Schedule 4.17     Subsidiaries

Schedule 5.19     Investment Policy


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

                                CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of March 21, 2002, between KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation ("Borrower") and WACHOVIA BANK, N.A. ("Lender").

                  The parties hereto agree as follows:


                                   ARTICLE I.

                                   definitions


     SECTION 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Acquisition" means, as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

     "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(b).

     "Advance" means any advance of Loan funds by the Lender under the Commitment.

     "Affiliate" means, with respect to the Borrower, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     "Amortization Commencement Date" means the first Monthly Payment Date occurring after the Completion Date.

     "Applicable Base Rate Margin" has the meaning set forth in Section 7.01.

     "Applicable Margin" has the meaning set forth in Section 2.05(a).

     "Assignment and Acceptance" means any form of Assignment Agreement approved from time to time by the Loan Syndications and Trading Association.

     "Assignment of Leases and Rents" means the Assignment of Leases and Rents, executed on the Closing Date by the Borrower to and for the benefit of the Lender, securing the Loan, which document is one of the Loan Documents and is recorded or to be recorded in the land records of Effingham County, Illinois.

     "Authority" has the meaning set forth in Section 7.02.

     "Authorized Officers" means, relative to the Borrower or any Guarantor, the officers whose signatures and incumbency shall have been certified to the Lender in a certificate certified by its Secretary in form and substance satisfactory to the Lender that are authorized to sign the Loan Documents to which the Borrower or such Guarantor, as applicable, is a party and, until replaced by another Authorized Officer duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents to which it is a party.

     "Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

     "Borrower" means Krispy Kreme Doughnut Corporation, a North Carolina corporation, and its successors and its permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of an Advance made to the Borrower by the Lender.

     "Capitalized Expenses" means all acquisition, design and construction costs and all legal, architectural, engineering and other professional fees and expenses, brokerage fees, appraisal fees, environmental assessment fees, title insurance, survey expenses, mortgage recording fees and taxes, intangibles taxes, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the acquisition, design, engineering, construction, assembly, installation, testing, improvement and completion of property substantially similar to the Facility.



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

     "Capital Stock" means any nonredeemable capital stock, membership interests or partnership interests of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et. seq. and its implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "Change of Law" shall have the meaning set forth in Section 7.02.

     "Closing Certificate" has the meaning set forth in Section 3.01(e).

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

     "Commitment" has the meaning set forth in Section 2.01.

     "Completion Date" means the earlier of (a) the date construction of the Facility is completed, as evidenced by the issuance of a final certificate of occupancy therefor by appropriate Governmental Authority and the delivery of a copy thereof to the Lender or (b) one hundred eighty (180) days after the Closing Date.

     "Compliance Certificate" has the meaning set forth in Section 5.01(c).

     "Consolidated Adjusted EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: (i) Consolidated EBITDA, plus (ii) all payments made by the Parent and its Consolidated Subsidiaries under Synthetic Leases.

     "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, (a) depreciation and amortization expense; plus (b) Consolidated Interest Expense; plus (c) income tax expense.

     "Consolidated Fixed Charges" means, for any fiscal period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, and (b) all payment obligations of the Parent and its Consolidated Subsidiaries for such period under all operating leases and rental agreements (including Synthetic Leases).

     "Consolidated Interest Expense" means, for any fiscal period, interest (including the interest component of Synthetic Leases), whether expensed or capitalized, in respect of Debt of the Parent or any of its Consolidated Subsidiaries outstanding during such period.

     "Consolidated Joint Venture" means any Consolidated Subsidiary that is (a) not a Wholly-Owned Subsidiary, and (b) is engaged in Krispy Kreme franchisee or doughnut and bakery store operations.

     "Consolidated Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt on such day, to (b) Consolidated Adjusted EBITDA for the period of four Fiscal Quarters ending on such day.

     "Consolidated Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding (a) extraordinary items, (b) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (c) the income (or deficit) of any Person (other than the Borrower or a Guarantor) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or a Guarantor in the form of cash dividends or cash distributions, and
(d) the undistributed positive earnings of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contract or agreement binding on such Subsidiary (other than under any Loan Document), any constitutive document of such Subsidiary or any Governmental Requirement applicable to such Subsidiary.

     "Consolidated Operating Profits" means, for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means a Subsidiary, the accounts of which are customarily consolidated with those of the Parent for the purpose of reporting to stockholders of the Parent or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Parent's regular practice, be so consolidated for that purpose.

     "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

          (a) Any surplus resulting from any write-up of assets subsequent to October 28, 2001;

          (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

          (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and its Consolidated Subsidiaries;

          (d) Loans or advances to stockholders, directors, officers or employees;

          (e) To the extent not included in (b) of this definition, deferred expenses; and

          (f) All minority interests (except minority interests in Unconsolidated Joint Ventures).

     "Consolidated Total Assets" means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lender pursuant to Section 5.01.

     "Consolidated Total Debt" means at any date the aggregate principal amount of all Debt (including the principal component of Synthetic Leases) of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated Total Liabilities" means, at any time, the total liabilities of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lender pursuant to Section 5.01.

     "Construction Term" means the period commencing on the Closing Date and ending on the Completion Date.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Debt" means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, even though such Debt is not assumed by such Person, (i) all Debt of others Guaranteed by such Person, (j) the principal portion of all obligations of such Person under Synthetic Leases, and (k) amounts of any reserves for doubtful accounts recorded on the books of such Person for leases, receivables and other accounts sold, factored or otherwise disposed of by such Person; provided, that in no event shall "Debt" include any Factored Receivables Obligations.

     "Debt Document" has the meaning set forth in Section 6.01(h).

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

     "Default Rate" means on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin or Applicable Base Rate Margin, as the case may be) which may be applicable to the Loan hereunder .

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial lenders in North Carolina are authorized or required by law to close.

     "Eligible Assignee" means (a) an Affiliate of a Lender; (b) a Related Fund; and (c) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default has occurred and is continuing, the Borrower. If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) of Section 8.08), the Borrower shall be deemed to have given its consent five Domestic Business Days after the date notice thereof has been delivered by the Lender unless such consent is expressly refused by the Borrower prior to such fifth Domestic Business Day.

     "Environmental Assessment" means, collectively, a Phase 1 investigation conducted by an independent engineering firm reasonably acceptable to the Lender in scope and substance satisfactory to the Lender and in any event satisfying the minimum standards set forth in ASTME 1527-94, and, if recommended in or indicated by the Phase I environmental report, a Phase 2 environmental soil test or other environmental report or reports, reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.



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

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, and all rules and regulations from time to time promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank euro-dollar market.



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

     "Euro-Dollar Loan" means the Loan while bearing interest at a rate based upon the Adjusted London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(b).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excluded Equipment" means all items of equipment not purchased or funded in whole or in part with proceeds of the Loan; provided, however, that the term "Excluded Equipment" shall not include:

          (a) any equipment or other Property included in the definition of "Facility";

          (b) any condemnation or insurance proceeds;

          (c) any equipment or other Property purchased with proceeds of condemnation or insurance proceeds;

          (d) any equipment or other Property that is a replacement or substitution for (i) equipment or Property purchased in whole or in part with proceeds of the Loan or (ii) equipment or other Property described in clause (a) or (c) of this definition.

     "Facility" means, collectively, (a) the Site, (b) the Improvements, (c) the Process Equipment, and (d) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above. The Facility shall not include Excluded Equipment.

     "Facility Cost" means an aggregate amount equal to the sum of (a) all costs associated with the Borrower's acquisition of title to and construction of the Improvements and the Process Equipment and (b) all Capitalized Expenses of the Facility.

     "Factored Receivables Obligations" means any recourse or non-recourse obligation, guarantee or other contractual undertaking of the Parent or any Subsidiary arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts, if such sale, factoring or disposition, whether with or without recourse, is for a fair price (on the basis of the face amount of the respective item, on the basis of the present value or its income stream or on the basis of another arms' length determination) together with the interests of the seller of such lease, receivable or other account in the equipment or other property related to such lease, receivable or other account, and not at a distress sale or other "deep" discount.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions, as determined by the Lender.

     "Fiscal Quarter" means any fiscal quarter of the Parent.

     "Fiscal Year" means any fiscal year of the Parent.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Governmental Authority" means and includes the country, state, county, city and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Site, the Facility, the Lender, any Lending Office or any Loan Document.

     "Governmental Requirement" means any law, statute, code, ordinance, order, determination, regulation, Judgment, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" means Krispy Kreme Doughnuts, Inc.; Krispy Kreme Distributing Company, Inc.; HD Capital Corporation; HDN Development Corporation; and Krispy Kreme Coffee Company, LLC, or any other person that guarantees the payment of the loan by the Borrower under the Loan Documents upon terms and conditions satisfactory to the Lender, collectively.

     "Guaranty" has the meaning set fort in Section 3.01(g).

     "Guaranty Certificate" has the meaning set forth in Section 3.01(h).

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Impositions" means without duplication, as to any Person, (a) all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or that arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (b) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; (c) payments required in lieu of any of the foregoing; and (d) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Loan Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales taxes.

     "Improvements" means collectively, the facility to be constructed on the Site and certain improvements and enhancements to the foregoing, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices necessary to complete construction thereof, and all fixtures now or hereafter included in or attached to the Site, the Facility and such enhancements and improvements and modifications, but excluding the Site and Process Equipment.

     "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income (before income tax expense) and (ii) Consolidated Fixed Charges, all determined with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

     "Interest Period" means each calendar month.

     "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation, and any arrangement pursuant to which the investor incurs Debt of the type referred to in clause (i) of the definition of "Debt" in respect of such Person.

     "Investment Committee" has the meaning set forth in Schedule 5.19.

     "Joint Venture Investments" means, at any date, an amount equal to the sum of (a) all amounts that would be, in conformity with GAAP, set forth opposite the caption "Investment in unconsolidated joint ventures" (or any like caption) on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and (b) the aggregate value, determined in accordance with GAAP, of all Investments by the Parent and its Consolidated Subsidiaries in Consolidated Joint Ventures.

     "Judgment" means any judgment, decree, writ, order, determination, injunction, rule or other requirement of any arbitor or any court, tribunal or other direction or requirement of court, tribunal or other Governmental Authority.

     "Lender" means Wachovia, its successors and assigns.

     "Lending Office" means, as to the Lender, (i) Lender's office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) and (ii) as to any Person which enters into any Assignment and Acceptance, as set forth in such Assignment and Acceptance, or in each case such other office as such Person may hereafter designate as its Lending Office by notice to the Borrower.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means the aggregate Advances by the Lender to the Borrower from time to time outstanding pursuant to this Agreement.

     "Loan Documents" means this Agreement, the Note, the Mortgage, the Security Agreement, the Assignment of Rents and Leases, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Note or the Loan, as such documents and instruments may be amended or supplemented from time to time.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.05(b).

     "LSTA Confidentiality Agreement" means any form of Confidentiality Agreement approved from time to time by the Loan Syndications and Trading Association.

     "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Parent and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Material Subsidiary" means, as of each date of determination, any Consolidated Subsidiary (i) whose consolidated total assets exceed 5% of Consolidated Total Assets or (ii) whose consolidated total revenues exceed 5% of the consolidated revenues of the Parent and its Consolidated Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter of the Parent most recently ended as of such date of determination and for which financial statements have been delivered to the Lender pursuant to Section 5.01.

     "Maturity Date" means September 21, 2007.

     "Monthly Payment Date" means the 1st day of each calendar month or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Mortgage" means the Mortgage, Assignment of Leases and Rents, Fixtures Filing and Security Agreement, executed on the Closing Date by the Borrower to and for the benefit of the Lender, securing the Loan, which document is one of the Loan Documents and is recorded or to be recorded in the land records of Effingham County, Illinois.

     "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     "Non-Guarantor Joint Venture Investments" means Joint Venture Investments in Persons that are not Guarantors.

     "Note" means the Note in the principal amount of the Commitment executed by the Borrower on the Closing Date to the order of the Lender.

     "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

     "Officer's Certificate" has the meaning set forth in Section 3.01(f).

     "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

     "Parent" means Krispy Kreme Doughnuts, Inc., a North Carolina corporation.

     "Participant" has the meaning set forth in Section 8.08(c).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permit" means any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

     "Permitted Acquisition" means any Acquisition, provided that (a) the Person being acquired in such Acquisition is engaged in the same or substantially the same line or lines of business, or in a business reasonably related to such line or lines of business, as the Borrower as of the Closing Date, (b) the Borrower satisfies, and will continue to satisfy, after giving effect (on a pro forma basis) to such Acquisition and any Debt incurred in connection therewith, the financial covenants set forth in Sections 5.21, 5.22, 5.23 and 5.24 through the Termination Date as set forth in a certificate of an Authorized Officer delivered to the Lender at least five Business Days prior to the consummation of such Acquisition (provided, that no such certificate shall be required prior to the consummation of such Acquisition if the Bor-rower's aggregate consideration for such Acquisition constitutes less than 10% of Consolidated Tangible Net Worth), (c) such Acquisition is approved by the Board of Directors (or a majority of holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such Acquisition, and (d) no Default has then occurred and is continuing or would result therefrom.

     "Permitted Liens" means (i) with respect to any Property other than the Facility, any of the Liens permitted by the terms of Section 5.20, and (ii) with respect to the Facility or any Property included in or comprising the Facility or any part thereof, any of the following:

          (a) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Facility to (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have had a Material Adverse Effect, or
     (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Facility;

          (b) any Liens thereon for Impositions and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (1) are not overdue, or (2) are being contested in good faith, by appropriate legal procedures;

          (c) rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use the Facility in any manner;

          (d) in the case of the Site, encumbrances, easements, and other similar rights existing on the Closing Date the existence or exercise of which do not have a Material Adverse Effect; and

          (e) any Liens created in favor of the Lender under this Agreement or any of the other Loan Documents and any financing statements filed in connection therewith.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

     "Process Equipment" means equipment used or held for use in connection with the operation of the Facility for the blending, processing and packaging of mix for doughnut and bakery products and for the grinding and finishing of sugar, and equipment used for the racking and storage of mix, sugar, shortening and other items necessary for the operation of a doughnut shop, including without limitation, the equipment described on Schedule A to the Security Agreement.

     "Property" means any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

     "Real Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Related Fund" means, with respect to any Lender that is a fund that invests in lender loans, any other fund that invests in lender loans and is advised or managed by the same investment advisor as such Lender.

     "Reported Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

     "Security Agreement" means the Security Agreement, executed on the Closing Date by the Borrower to and for the benefit of the Lender, securing the Loan, which document is one of the Loan Documents.

     "Security Documents" means, collectively, the Mortgage, Assignment of Leases and Rents, Security Agreement and any other document or instrument delivered from time to time in connection with this Agreement in order to secure the repayment of the Loan, as such documents and instruments may be amended or supplemented from time to time.

     "Site" means the real property owned by the Borrower located in Effingham County, Illinois, and more particularly described in the Mortgage.

     "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency balances.

     "Subsidiary" of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

     "Synthetic Lease" means any synthetic lease, tax retention operating lease, or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

     "Taxes" means any and all taxes, imposts, levies, duties, deductions or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein imposed or levied upon, assessed against or measured by the Note or interest, principal, fees or other sums payable hereunder or under the Note, excluding (a) taxes imposed on or measured by the gross or net receipts or gross or net income, capital or net worth of the Lender, (b) franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or in which Lender's Lending Office is located or any political subdivision thereof, and (c) any tax arising by reason of a connection between the Lender or the Lender's Lending Office and the jurisdiction imposing such tax other than the making and performance by the Lender of the Loan.

     "Termination Date" means the earlier to occur of (i) the Maturity Date or
(ii) the date the Commitment is terminated and the Loan accelerated pursuant to
Section 6.01 following the occurrence of an Event of Default.

     "Third Parties" means all lessees, sublessees, licensees and other users of the Real Properties, excluding those users of the Real Properties in the ordinary course of the Borrower's business and on a temporary basis.

     "Transferee" has the meaning set forth in Section 8.08(f).

     "Unconsolidated Joint Venture" means any Person (other than the Parent or a Consolidated Subsidiary) (a) in which the Parent and/or any of its Consolidated Subsidiaries has made an Investment, and (b) that develops and owns Krispy Kreme doughnut and bakery stores.

     "Voting Stock" means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

     SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and its Consolidated Subsidiaries delivered to the Lender unless with respect to any such change concurred in by the Parent's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

     SECTION 1.03 References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

     SECTION 1.04 Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

     SECTION 1.05 Terminology All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II.

                                   THE CREDIT


     SECTION 2.01 Commitment to Lend. The Lender agrees, on the terms and conditions set forth herein, to make Advances to the Borrower from time to time during the Construction Term; provided that, immediately after each such Advance is made, the aggregate outstanding principal amount of the Loan shall not exceed $35,000,000.00 (the "Commitment"). Each Advance under this Section shall be in an aggregate principal amount of $500,000.00 or any larger integral multiple of $10,000.00 (except that any final Advance may be in an amount equal to the remaining balance of the Commitment).

     SECTION 2.02 Method of Borrowing.

          (a) The Borrower shall give the Lender notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit C and executed by an Authorized Officer, prior to (i) 9:30 A.M. (Winston-Salem, North Carolina time) on the same Euro-Dollar Business Day of each Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Euro-Dollar Business Day,

          (ii) the amount of such Borrowing, and

          (iii) that the proceeds of such Borrowing shall be used to defray Facility Costs therein described.

          (b) Not later than 11:00 A.M. (Winston-Salem, North Carolina time) on the date of each Borrowing, the Lender shall (except as provided in paragraph (c) of this Section) make available to the Borrower at the Lender's office specified in Section 8.01, the amount of such Borrowing.

          (c) Notwithstanding anything to the contrary contained in this Agreement, no Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

     SECTION 2.03 Note.

          (a) The Loan shall be evidenced by a single Note, substantially in the form of Exhibit A, payable to the order of the Lender for the account of its Lending Office in an amount equal to the original principal amount of the Commitment.

          (b) The Lender shall record, and prior to any transfer of the Note, shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedule of the Note shall constitute rebuttable presumptive evidence of the principal amounts owing and unpaid on the Note; provided that the failure of the Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of the Lender to assign the Note. The Lender is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

     SECTION 2.04 Maturity of Loan. The Loan shall mature, and the entire outstanding principal amount thereof and accrued but unpaid interest thereon shall be due and payable on, the Termination Date.

     SECTION 2.05 Interest Rate.

          (a) "Applicable Margin" means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day:

------------------------------------------------------------------------------------------------------------
Pricing Level:                Level I        Level II         Level III        Level IV           Level V
------------------------------------------------------------------------------------------------------------
Applicable Margin:            .75%           0.90%            1.05%            1.30%              1.75%
------------------------------------------------------------------------------------------------------------

     For purposes of the foregoing Pricing Schedule, the following terms have the following meanings:

     "Level I Pricing" applies if the Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, at the most recent Performance Pricing Determination Date was greater than or equal to 4.50 to 1.00.

     "Level II Pricing" applies if the Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, at the most recent Performance Pricing Determination Date was greater than or equal to 3.75 to 1.00 and less than 4.50 to 1.00.

     "Level III Pricing" applies if the Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, at the most recent Performance Pricing Determination Date was greater than or equal to 3.00 to 1.00 and less than to
3.75 to 1.00.

     "Level IV Pricing" applies if the Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, at the most recent Performance Pricing Determination Date was greater than or equal to 2.25 to 1.00 and less than 3.00 to 1.00.

     "Level V Pricing" applies if the Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, at the most recent Performance Pricing Determination Date was less than 2.25 to 1.00.

     "Performance Pricing Determination Date" means each date that occurs 45 days after the end of each of the first 3 Fiscal Quarters, and 90 days after the end of the last Fiscal Quarter, of the Lessor.

     In determining the Applicable Margin, the Lender shall refer to the Parent's most recent financial statements delivered to the Lender pursuant to
Section 5.01(a) (the "Audited Statements") and Section 5.01(b) (the "Unaudited Statements"); provided, that, should any relevant Audited Statements or Unaudited Statements be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin shall not be effective, except to the extent hereinafter provided to the contrary, until the next succeeding Performance Pricing Determination Date; provided, further, that, if the Audited Statements reflect a Fixed Charge Coverage Ratio different from the Fixed Charge Coverage Ratio determined by the Unaudited Statements for the third Fiscal Quarter, then (i) if the Audited Statements reveal that the Borrower should have paid interest at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then the Borrower shall immediately pay to the Lender such amounts as are necessary to cause the Lender to have received the appropriate return, and

(ii) if the Audited Statements reveal that the Borrower should have paid interest at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, subject to any right of setoff provided under Section 8.05, the Lender shall promptly pay to the Borrower such amounts as are necessary to cause the Lender to have received the appropriate return.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable on each Monthly Payment Date.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major lenders in New York City, selected by the Lender, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member lender of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     SECTION 2.06 Optional Prepayments.

     The Borrower may, after the Completion Date and upon notice to the Bank, prepay the Loan in whole at any time, or from time to time in part in amounts aggregating at least $500,000, or any larger multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Any such prepayment shall be applied to installments of principal in inverse order of maturities.

     SECTION 2.07 Repayment of Loan. The Borrower shall pay interest only on the Loan from the Closing Date until the Amortization Commencement Date in accordance with Section 2.05(b). Thereafter, the Borrower shall continue to pay interest on the Loan in accordance with Section 2.05(b) but shall also repay the principal of the Loan in monthly installments, each of which shall be equal to 1/240th of the aggregate principal amount of the Loan outstanding on the Amortization Commencement Date, on each Monthly Payment Date through the Termination Date, on which Termination Date the entire remaining principal balance of the Loan and all accrued interest thereon will be due and payable.

     SECTION 2.08 General Provisions Concerning Payments.

     (a) All payments of principal of, or interest on, the Note shall be made in Federal or other funds immediately available to the Lender at its office in Winston-Salem, North Carolina not later than 11:00 a.m., Winston-Salem, North Carolina time. Funds received after 11:00 a.m. shall be deemed to have been paid on the next following Euro-Dollar Business Day.

     (b) Whenever any payment of principal of, or interest on, the Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) Any overdue principal of and, to the extent permitted by law, overdue interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     SECTION 2.09 Computation of Interest and Fees. Interest on the Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

                                  ARTICLE III.

                            CONDITIONS TO BORROWINGS


     SECTION 3.01 Conditions to First Borrowing. The obligation of the Lender to make an Advance on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Lender of the following:

          (a) from the Borrower, a duly executed counterpart of this Agreement signed by the Borrower;

          (b) from the Borrower, a duly executed Note for the account of the Lender;

          (c) from the Borrower, the duly executed Security Documents;

          (d) an opinion letter of Kilpatrick Stockton LLP, counsel for the Borrower and Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B-1 and covering such additional matters relating to the transactions contemplated hereby as the Lender may reasonably request; and an opinion letter from local Illinois counsel for the Borrower, dated as of the Closing Date substantially in the form of Exhibit B-2 and covering such additional matters relating to the transactions contemplated hereby as the Lender may reasonably request;

          (e) from the Borrower, a certificate (the "Closing Certificate") substantially in the form of Exhibit E, dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that
     (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true in all material respects on and as of the date of the first Borrowing hereunder;

          (f) from the Borrower, all documents which the Lender may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Note, and any other matters relevant hereto, all in form and substance satisfactory to the Lender, including, without limitation, a certificate of the Borrower substantially in the form of Exhibit F (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of each of the Secretary of State of the State of North Carolina and the Secretary of State of Illinois as to the good standing of the Borrower as a North Carolina corporation and as a foreign corporation qualified to transact business, respectively, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party;

          (g) From the Guarantors, a duly executed Guaranty Agreement substantially in the form of Exhibit G (the "Guaranty");

          (h) from each Guarantor, all documents which the Lender may reasonably request relating to the existence of such Guarantor, the authority for and the validity of the Guaranty, and any other matters relevant hereto, all in form and substance satisfactory to the Lender, including, without limitation, a certificate of such Guarantor substantially in the form of Exhibit H (the "Guaranty Certificate"), signed by the Secretary or an Assistant Secretary of such corporate Guarantor and authorized member or manager of each limited liability company Guarantor, certifying as to the names, true signatures and incumbency of the officer(s) or member(s) or manager(s) of such Guarantor authorized to execute and deliver the Guaranty, and certified copies of the following items: (i) such Guarantor's Certificate of Incorporation or Articles of Organization, as the case may be, (ii) such Guarantor's Bylaws or Operating Agreement, as the case may be, (iii) a certificate of the Secretary of State of the state of incorporation or organization, as the case may be, as to the good standing of such Guarantor as a corporation or limited liability company, as the case may be, in such state; and (iv) the action taken by the Board of Directors or members, as the case may be, of such Guarantor authorizing such Guarantor's execution, delivery and performance of the Guaranty;

          (i) from the Borrower, a Notice of Borrowing;

          (j) from the Borrower, payment of a commitment fee of $35,000.00, which fee once paid shall be fully earned and non-refundable;

          (k) A current foundation survey of the Site, prepared, certified and sealed by a registered land surveyor, and satisfactory to the Lender;

          (l) A 1992 ALTA mortgagee title insurance policy in an amount satisfactory to the Lender and containing such endorsements as Lender may reasonably request, issued by a company licensed to do business in the State of Illinois and acceptable to the Lender, insuring the Mortgage as a first lien on the Site and all appurtenances thereto subject only to Permitted Liens, together with copies of all exceptions set forth in such policy;

          (m) From the Borrower, the Environmental Assessment;

          (n) Evidence that the Site is not located within any special flood, mudslide or erosion hazard area;

          (o) The Mortgage, the Assignment of Leases and Rents and all related financing statements and other requisite filing documents shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Borrower; and

          (p) Such other documents as the Lender may reasonably request.

     SECTION 3.02 Conditions to All Borrowings. The obligation of the Lender to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Lender of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true in all material respects on and as of the date of such Borrowing (except to the extent any such representation or warranty is expressly made as of a prior date);

          (d) the fact that, immediately after such Borrowing, the principal amount of the Loan outstanding does not exceed the amount of the Commitment.

     Each Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants to the Lender that:


     SECTION 4.01 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. The Borrower is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted, except for any failure to comply with the foregoing which does not have a Material Adverse Effect.

     SECTION 4.02 Corporate and Governmental Authorization. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under, any material provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or, to the best of the Borrower's knowledge, any material agreement relating to Debt, Judgment, injunction or other instrument relating to Debt binding upon the Borrower or any Subsidiary and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary or on the Facility except to Lender.

     SECTION 4.03 Binding Effect. The Loan Documents to which the Borrower is a party constitute valid and binding agreements of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     SECTION 4.04 Financial Information.

     (a) The consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of January 28, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by PriceWaterhouseCoopers LLP, copies of which have been delivered to the Lender, and the unaudited consolidated financial statements of the Parent for the interim period ended October 28, 2001, copies of which have been delivered to the Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since October 28, 2001, there has been no event, act, condition or occurrence having, or which could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect.

     SECTION 4.05 No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of or could impair in any material respect the ability of the Borrower or any Subsidiary to perform its obligations under any of the Loan Documents to which it is a party.

     SECTION 4.06 Compliance with ERISA.

     (a) To the best of the Borrower's knowledge, the Borrower and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA, provided, that the Borrower makes no representation or warranty under this Section 4.06 as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary except to the extent that the Borrower received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

     (b) To the best of the Borrower's knowledge, neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan, provided, that the Borrower makes no representation or warranty under this Section 4.06 as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary except to the extent that the Borrower received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

     SECTION 4.07 Compliance with Laws; Payment of Taxes. The Borrower and, to the best of the Borrower's knowledge, each Material Subsidiary, is in compliance with all applicable laws, regulations and similar requirements of Governmental Authorities, except where such compliance is being contested in good faith through appropriate proceedings or could not reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of Borrower and, to the best of the Borrower's knowledge, each Material Subsidiary, all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower, or to the best of the Borrower's knowledge, any Material Subsidiary, have been paid or are being contested in good faith or, if unpaid and uncontested, are in immaterial amounts. The charges, accruals and reserves on the books of the Borrower and, to the best of the Borrower's knowledge, each Material Subsidiary, in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. To the best of the Borrower's knowledge, United States income tax returns of the Borrower and each Subsidiary which is a U.S. Person have been examined and closed through the Fiscal Year ended January, 1993.

     SECTION 4.08 Investment Company Act. Neither the Borrower nor any of Borrower's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.09 Public Utility Holding Company Act. Neither the Borrower nor any of the Borrower's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.10 Ownership of Property; Liens. The Borrower has title to or leasehold or other interests in its material Properties sufficient for the conduct of its business, and none of such Property is subject to any Lien except Permitted Liens.

     SECTION 4.11 No Default. Neither the Borrower nor any of the Borrower's Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 4.12 Full Disclosure. To the best of the Borrower's knowledge, all written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with the Loan, any of the Loan Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

     SECTION 4.13 Environmental Matters.

     (a) To the best of the Borrower's actual knowledge (without, as to Real Properties not located in the United States of America, having performed any further independent inquiry therefor solely in connection with the Loan), neither the Borrower nor any Subsidiary of the Borrower is aware that it is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect, neither the Borrower nor any Subsidiary of the Borrower (except in respect of immaterial Environmental Liabilities in de minimis amounts) has received notice that it has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and neither the Site nor any of the Real Properties located in the United States and owned by the Borrower or any Subsidiary of the Borrower has been identified on any current or proposed (1) National Priorities List under 40 C.F.R. ss. 300, (2) CERCLIS list or (3) any list arising from a state statute similar to CERCLA.

     (b) To the best of the Borrower's actual knowledge (without having performed any further independent inquiry therefor solely in connection with the
Loan), no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Site or from any of the Real Properties owned by the Borrower or any Subsidiary of the Borrower or are otherwise present at, on, in or under the Site or any of the Real Properties owned by the Borrower or any Subsidiary of the Borrower, or, to the best of the actual knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

     (c) The Borrower represents, for itself and each Subsidiary of the Borrower, that to the best of their actual knowledge (without having performed any further independent inquiry therefor solely in connection with the Loan), the Borrower and each of the Borrower's Subsidiaries is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Facility and the Real Properties and the respective businesses of the Borrower and each Subsidiary of the Borrower.

     (d) Except to the extent specified in the Environmental Assessment, (i) there are no Hazardous Materials on the Site, other than minimal amounts of cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business or in management or maintenance of the Facility, (ii) no Hazardous Material has migrated from the Site to, upon, about or beneath other properties, (iii) no Hazardous Material has migrated or threatened to migrate from other properties to, upon, about or beneath the Site and (iv) all Hazardous Materials or solid wastes generated by the Facility have at all times been transported, treated and disposed of in compliance with Environmental Requirements.

     (e) Except to the extent specified in the Environmental Assessment, (i) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on the Site any asbestos in any form, (ii) no underground improvements, including treatment or storage tanks, pumps, or water wells, are or have been located on the Site, (iii) there are no polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, machinery, fixtures or other equipment which contain PCBs constructed, placed, deposited, stored, disposed of or located on the Site, (iv) the uses and activities of, on or relating to the Facility have at all times complied in all material respects with all Environmental Requirements, and the use which the Borrower and its Affiliates, and/or Subsidiaries make of the Facility will not result in the disposal or other Environmental Release of any Hazardous Material, (v) the Borrower has obtained all permits necessary under applicable Environmental Requirements, and
(vi) the Site has not been, and is not now, listed on CERCLIS, the Environmental Protection Agency's list of violating facilities established pursuant to the Clean Water Act or the National Priorities List established pursuant to CERCLA.

     (f) Except to the extent specified in the Environmental Assessment, (i) there exists no Judgment or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the knowledge of the Borrower or of its Affiliates, and/or Subsidiaries, threatened, relating to the ownership, use, maintenance or operation of the Facility by any person or entity, or arising from any alleged violation of Environmental Requirements, or any alleged liability for Environmental Damages, (ii) there are no existing facts or conditions that could give rise to any such violation or liabilities, (iii) there have been no written or, to the knowledge of the Borrower or any of its Affiliates, and/or Subsidiaries, oral reports of environmental investigations, audits, studies, tests, reviews or other analyses conducted by or which have been presented to or are in the possession of the Borrower or any of its Affiliates, and/or Subsidiaries, relating to the Facility which have not been delivered to the Lender and (iv) neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates, and/or Subsidiaries, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with the Facility.

     (g) From the date hereof, there shall be no actual or threatened Environmental Release of a Hazardous Material on or from the Facility caused by the Borrower or any of its Affiliates and/or Subsidiaries.

     (h) Except to the extent specified in the Environmental Assessment, the Borrower (a) has obtained all permits, licenses, and other authorizations which are required under Environmental Requirements in association with the Facility; and (b) will be in full compliance with all terms and conditions of such required permits, licenses, and other authorizations associated with the Facility.

     (i) No permits or licenses are required to be obtained or maintained in connection with the use, operation, or ownership of the Facility arising from any part thereof which constitute (i) "wetlands" under any Environmental Requirement, or (ii) a habitat for a species which is deemed to be endangered under any Environmental Requirement, nor are there any ongoing or continuing obligations regarding any part of the Facility which constitutes wetlands. There are no species of plants or animals located on any part of the Facility which are classified as threatened or endangered under any Environmental Requirement. There have been no written or, to the knowledge of the Borrower or any of its Affiliates and/or Subsidiaries, oral wetlands delineations conducted by or which have been presented to or are in the possession of the Borrower or any of its Affiliates and/or Subsidiaries relating to the Facility which have not been delivered to the Lender.

     SECTION 4.14 Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

     SECTION 4.15 Use of Proceeds; Margin Stock. The proceeds of the Loan are being used to finance the acquisition and construction of the Facility by the Bor-rower, including the Improvements to be made thereto and the design, renovation, construction and installation thereof. The Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.

     SECTION 4.16 Insolvency. After giving effect to the execution and delivery of the Loan Documents to which it is a party, the Borrower will not be "insolvent," within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     SECTION 4.17 Subsidiaries. As of the Closing Date, all Subsidiaries of the Parent are listed on Schedule 4.17.


                                   ARTICLE V.

                                    COVENANTS


     The Borrower covenants and agrees that, so long as the Commitment is outstanding or any amount payable under this Agreement or any other Loan Document remains unpaid:

     SECTION 5.01 Information.

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PriceWaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lender;

     (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the part of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit D (a "Compliance Certificate"), of the chief financial officer of the Parent (x) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of
Section 5.04 and Sections 5.19 through 5.24, inclusive, and Section 5.26 on the date of such financial statements and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

     (e) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent or any of its Subsidiaries shall have filed with the U.S. Securities and Exchange Commission;

     (g) if and when any member of the Controlled Group (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (h) promptly, and, in any event, within 5 Business Days after the Borrower becomes aware of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (i) from time to time such additional information regarding the financial position or business of the Borrower, the Parent and the Subsidiaries of the Parent as the Lender may reasonably request.

     Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) or 5.01(f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lender that such information has been posted on the Parent's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lender without charge; provided that (i) such notice may be included in a Compliance Certificate delivered pursuant to Section 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b) or 5.01(f) to the Lender upon any request for such delivery.

     SECTION 5.02 Maintenance and Inspection of Property, Books and Records. The Borrower will keep books of record and account regarding the Loan and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable), which books shall include the Facility Cost incurred and a list of each material item of Property comprising or included in the Facility, and shall provide copies of the foregoing to the Lender from time to time on request at the Borrower's expense. The Borrower will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of the Lender (x) at the Lender's expense prior to the occurrence of a Default and (y) at the Borrower's expense after the occurrence of a Default, to visit and inspect the Facility and the Site and any of the Borrower's other properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. The Lender shall use commercially reasonable efforts to give advance notice to the chief executive officer or the chief financial officer of the Borrower of any intent to have such discussions with the Borrower's officers, employees and independent public accountants (as applicable). The Borrower agrees to cooperate and assist, in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

     SECTION 5.03 Maintenance of Existence. The Borrower shall maintain its existence and carry the major part of its business in substantially the same fields as such business is now carried on and maintained.

     SECTION 5.04 Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (i) the Borrower may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states, (B) the Borrower is the Person surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) Subsidiaries of the Borrower may merge with one another, provided that if either party to the merger is a Subsidiary Guarantor, the surviving entity must be a Subsidiary Guarantor, (iii) any Subsidiary may merge with another Person if such merger is a Permitted

Acquisition and the Subsidiary is the Person surviving such merger, and (iv) the foregoing limitation on the sale, lease or other transfer of asset and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during such Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter.

     SECTION 5.05 Dissolution. The Borrower shall not, and shall not permit any Subsidiary Guarantor to wind-up, dissolve or liquidate, except through corporate reorganization to the extent permitted by Section 5.04.

     SECTION 5.06 Use of Proceeds. The proceeds of the Loan will be used by the Borrower to fund the Facility Cost and other obligations expressly provided for herein. Without limiting the generality of the foregoing, no portion of the proceeds of the Loan will be used by the Borrower (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except in a negotiated, consensual transaction, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or (iii) for any purpose in violation of any applicable Governmental Requirement.

     SECTION 5.07 Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or if failure to comply could not reasonably be expected to have a Material Adverse Effect. The Borrower will pay, and will cause each of its Subsidiaries to pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against any part of the Facility or against Property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lender, the Borrower will or will cause the relevant Subsidiary, as applicable, to set up reserves in accordance with GAAP.

     SECTION 5.08 Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

     SECTION 5.09 Change in Fiscal Year. The Borrower will not permit the Parent to change the Parent's Fiscal Year without the consent of the Lender.

     SECTION 5.10 Maintenance of Property. The Borrower shall maintain and preserve the Facility and shall cause each Subsidiary to maintain and preserve all of their respective properties and assets, in good condition, repair and working order, ordinary wear and tear excepted.

     SECTION 5.11 Environmental Notices. The Borrower shall furnish to the Lender prompt written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Facility, the Site, any of the Borrower's Real Properties, any Real Properties of any Subsidiary, or any adjacent property, and all facts, events, or conditions actually known to the Borrower that could reasonably be expected to lead to any of the foregoing.

     SECTION 5.12 Environmental Matters. The Borrower and its Subsidiaries shall not, and shall not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage, or otherwise handle, or ship or transport to or from any of the Facility or Site or the Real Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Facility or the Site or the Real Properties in material compliance with all applicable Environmental Requirements.

     SECTION 5.13 Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release, except for any Environmental Release which occurred in substantial compliance with all Environmental Requirements, at or on the Facility or the Site or any of the Real Properties owned or operated by it or any Material Subsidiary, it will act promptly to determine the extent of, and to take appropriate remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     SECTION 5.14 Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate or any Subsidiary except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or Subsidiary; provided, however, that this Section 5.14 shall not apply to a transaction in which the Affiliate is the Borrower, a Wholly-Owned Subsidiary or an Unconsolidated Joint Venture if after giving pro forma effect to such transaction, the Borrower will otherwise be in compliance with this Agreement.

     SECTION 5.15 Further Assurances. The Borrower will, and will cause each of the Guarantors to, cure promptly any defects in the due execution and delivery by it of the Loan Documents. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to further evidence and more fully describe the Facility or any part thereof or to correct any item that the Borrower and the Lender agree constitutes an omission or error in the Loan Documents, or more fully to state the existing security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Loan Documents, all as may be necessary or appropriate in connection therewith.

     SECTION 5.16 Encroachments. The Facility, when completed, shall be situated wholly within the boundary lines of the Site and shall not encroach upon any contiguous or adjoining real property (other than those parts of the Site for which the Borrower has the right to locate and operate such parts pursuant to use or operating agreements) and the Facility shall not violate any other easements, rights-of-way, licenses or other agreements affecting the Site therefor.

     SECTION 5.17 Liens, Etc. on the Facility. The Borrower covenants and agrees that it shall not grant, create, assume or suffer to exist, any Liens upon the Facility or any part thereof, other than Permitted Liens.

     SECTION 5.18 Hart Scott Rodino Act Compliance. The Borrower shall make all necessary filings and notifications under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, if any, and fully comply with the terms of such Act (including any applicable interpretations thereunder) in connection with any purchase or sale of any part of the Facility.

     SECTION 5.19 Investments. Neither the Parent nor any of its Subsidiaries shall make or permit to exist Investments in any Person except:

          (a) advances to employees for reasonable business and travel expenses incurred in the ordinary course of business;

          (b) loans or advances to employees not exceeding $1,400,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

          (c) loans or advances to Consolidated Subsidiaries;

          (d) deposits required by government agencies or public utilities in the ordinary course of business;

          (e) Investments made in accordance with the Investment Policy attached hereto as Schedule 5.19 as in effect on the date hereof without giving effect to any modifications thereto and without giving effect to any Investments not expressly permitted by Schedule 5.19 that are authorized by the Investment Committee or any other Person;

          (f) Joint Venture Investments and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators made in the ordinary course of business; provided that Non-Guarantor Joint Venture Investments and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators shall not at any time exceed in the aggregate the following percentages of Consolidated Tangible Net Worth during the following periods:

                                                   Maximum Percentage of
    Period                                    Consolidated Tangible Net Worth
    ------                                    -------------------------------

    From and including the Closing Date                    20%
    through and including February 2, 2003

    From and including February 3, 2003,                   22.5%
    through and including February 1, 2004

    At all times on and after February 2,                  25%
    2004

          (a) without duplication of loans and advances permitted under Section 5.19(b), loans and advances to employees and members of the Board of Directors of the Parent in connection with the conversion of the Long Term Incentive Plan of the Parent in an aggregate amount not to exceed $3,000,000;

          (b) Permitted Acquisitions (exclusive of Joint Venture Investments);
     and

          (c) any Acquisition pursuant to a collateral repurchase agreement in favor of any Krispy Kreme franchisee or its lenders entered into in the ordinary course of business and consistent with practices existing on the Closing Date;

provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

     SECTION 5.20 Limitation on Liens. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset not constituting part of the Facility (Liens on the Facility being restricted by Section 5.17) now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary to incur any Debt (except Guarantees to or for the benefit of Lender or Branch Banking and Trust Company), except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $1,000,000;

          (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof, (ii) such Lien does not at any time encumber any other Property, and (iii) the amount of the Debt secured by such asset is not increased;

          (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f) Liens securing Debt owing by any Subsidiary to the Borrower;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 5.20, provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

          (h) Liens incidental to the conduct of the Borrower's business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) any Lien on Margin Stock; and

          (j) Liens not otherwise permitted by the foregoing paragraphs of this
     Section 5.20 securing Debt (other than indebtedness under this Agreement or the other Loan Documents), in an aggregate principal amount at any time outstanding not to exceed 2.5% of Consolidated Tangible Net Worth;

provided the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (i) shall at no time exceed an aggregate amount greater than 5% of Consolidated Tangible Net Worth.

     SECTION 5.21 Fixed Charge Coverage Ratio. As at the end of each Fiscal Quarter, the Fixed Charge Coverage Ratio as of the last day of the Fiscal Quarter just ended, calculated on a rolling four quarter basis, shall be greater than 1.85 to 1.0.

     SECTION 5.22 Leverage Ratio. As at the end of each Fiscal Quarter, the Consolidated Leverage Ratio shall be less than 2.25 to 1.0.

     SECTION 5.23 Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $135,000,000 (the "Minimum Level") plus the sum of 33% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after April 30, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this
Section 5.23, any Fiscal Quarter in which the Reported Net Income of the Parent and its Consolidated Subsidiaries is negative; provided that:

          (a) the Minimum Level shall be reduced by the amount of all goodwill (less goodwill attributable to minority interests) from Permitted Acquisitions that closed or will close after April 26, 2001 and on or before February 2, 2003, that should appear as such on a consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP; provided that the aggregate amount of all such reductions shall not exceed $25,000,000; and

          (b) the Minimum Level shall be increased by the amount of each increase in stockholders' equity of the Parent and its Consolidated Subsidiaries as a result of each issuance of Capital Stock or other equity securities by the Parent and its Subsidiaries to the seller(s) pursuant to (and as consideration for) each Permitted Acquisition that closed or will close after April 26, 2001 and on or before February 2, 2003 (including, without limitation, each conversion by each such seller of Debt for Capital Stock or other equity securities of the Parent or any Subsidiary).

     SECTION 5.24 Consolidated Total Liabilities to Consolidated Tangible Net Worth. As at the end of each Fiscal Quarter, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall not be greater than 1.0 to 1.0.

     SECTION 5.25 Restricted Payments. The Borrower will not permit the Parent to declare or make any Restricted Payments; provided, however, that the Parent may:

          (a) repurchase, redeem or otherwise retire for value common stock of the Parent pursuant to a stock repurchase plan duly approved by the Board of Directors of the Parent; and

          (b) during any Fiscal Year, the Parent may declare and pay dividends on its common stock in an amount not to exceed 50% of Consolidated Net Income for the immediately preceding Fiscal Year;

provided, further, that after giving effect to the payment of any such Restricted Payment, no Default shall be in existence or be created thereby.

     SECTION 5.26 Additional Guarantors. With respect to any new Material Subsidiary (other than a Consolidated Joint Venture) created or acquired after the Closing Date, the Borrower shall, within ten (10) Domestic Business Days after such creation or acquisition, notify the Lender thereof and, if requested by the Lender, cause such new Material Subsidiary within ten (10) Domestic Business Days after such request, (a) to become a party to the Guaranty by executing and delivering to the Lender counterparts thereof or joinder agreements with respect thereto, (b) to deliver to the Lender the certificate specified in Section 3.01(h) for such Material Subsidiary with appropriate insertions and attachments, and (c) if requested by the Lender, to deliver to the Lender a legal opinion in substantially the form of Exhibit B with respect to such Material Subsidiary and the Subsidiary Guaranty, from counsel to such Subsidiary reasonably satisfactory to the Lender.


                                   ARTICLE VI.

                                    DEFAULTS


     SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of the Loan or shall fail to pay the interest on the Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(h) or 5.02(ii), 5.03 through 5.06, inclusive, 5.09, and 5.21 through 5.25, inclusive; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Lender or (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) (i) the Borrower, any Guarantor or a Material Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any case or proceeding shall be instituted or consented to by the Borrower, any Guarantor or a Material Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such case or proceeding shall have been instituted against the Borrower, any Guarantor or a Material Subsidiary and either such case or proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such case or proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or
     (iv) the Borrower, any Guarantor or a Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this
     Section 6.01(e); or

          (f) the Borrower, any Guarantor or a Material Subsidiary permits a Judgment in the amount of $1,000,000 or more (not covered by insurance as to which the relevant insurance company has acknowledged coverage) to be obtained against it which continues unsatisfied and unstayed for a period of 30 days; or

          (g) the Borrower shall abandon the Facility; provided however that for purposes of this Section 6.01(g), the term "abandon" shall not include the mere failure of the Borrower to occupy the Facility so long as the Borrower continues to perform its obligations hereunder and other Loan Documents, including, without limitation, maintenance of the Facility, maintenance of required insurance, compliance with Governmental Requirements and insurance requirements; or

          (h) the occurrence of any default with respect to any Debt of the Borrower, any Guarantor or any Material Subsidiary incurred pursuant to a credit agreement, loan agreement, note purchase agreement, indenture or other document or agreement pertaining to such Debt (collectively, a "Debt Document") in existence on the Closing Date in an aggregate amount equal to or exceeding $1,000,000, if such default is a payment default or if the holder of such Debt has accelerated the maturity of its Debt as a result thereof or the occurrence of any payment default with respect to any Debt incurred pursuant to a Debt Document which was not in existence on the Closing Date in an aggregate amount equal to or exceeding $1,000,000; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

          (j) a federal tax lien shall be filed against the Borrower or any Guarantor or any Material Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower, any Guarantor or any Material Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (k) any Guarantor shall fail to observe or perform any covenant or agreement contained in any Loan Document to which it is a party; or

          (l) the Guaranty shall cease, for any reasons to be in full force and effect or any Guarantor shall so assert.

THEN, and in every such event, (i) the Lender may by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and (ii) the Lender may by notice to the Borrower declare the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (e) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Lender, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Lender shall have available to it all other remedies at law or equity.


                                  ARTICLE VII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION


     SECTION 7.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

          (a) the Lender determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Lender determines that as a result of conditions in or generally affecting the London interbank euro dollar market, the London Interbank Offered Rate will not adequately and fairly reflect the cost to such Lender of funding a Euro-Dollar Loan for such Interest Period, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the Loan shall not bear interest at the Adjusted London Interbank Offered Rate plus the Applicable Margin but instead shall bear interest at the Base Rate minus one percent (1%) (the "Applicable Base Rate Margin").

     SECTION 7.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Lender (or its Lending Office) to make, maintain or fund the Loan as a Euro-Dollar Loan and the Lender shall so notify the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the Loan shall not bear interest at the Adjusted London Interbank Offered Rate plus the Applicable Margin but the Loan instead shall bear interest at the Base Rate minus the Applicable Base Rate Margin. Before giving any notice to the Borrower pursuant to this Section, the Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

     SECTION 7.03 Increased Cost and Reduced Return.

          (a) If after the date hereof, a Change of Law or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Lender (or its Lending Office); or

          (ii) shall impose on the Lender (or its Lending Office) or on the London interbank euro dollar market any other condition affecting the Loan as a Euro-Dollar Loan;

and the result of any of the foregoing is to increase the cost to the Lender (or its Lending Office) of making or maintaining the Loan as a Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by the Lender (or its Lending Office) under this Agreement or under the Note, by an amount deemed by the Lender to be material, then, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

          (b) If the Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lender (or its Lending Office or the bank holding company of which the Lender is a Subsidiary) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Lender's (or such bank holding company's) capital as a consequence of its obligations hereunder to a level below that which the Lender (or such bank holding company) could have achieved but for such adoption, change or compliance (taking into consideration the Lender's (or the bank holding company's) policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender (or such bank holding company) for such reduction.

          (c) The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 7.03 shall be applicable with respect to any Participant, Eligible Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Eligible Assignee or other Transferee.

     SECTION 7.04 Base Rate Substituted. If (i) the obligation of the Lender to make or maintain the Loan as a Euro-Dollar Loan has been suspended pursuant to
Section 7.02 or (ii) the Lender has demanded compensation under Section 7.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to the Lender, have elected that the provisions of this Section shall apply to the Lender, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, the Loan shall not bear interest at the Adjusted London Interbank Offered Rate plus the Applicable Margin but instead shall bear interest at a rate equal to the Base Rate minus the Applicable Base Rate Margin.

     In the event the Borrower shall elect that the provisions of this Section shall apply to the Lender, the Borrower shall remain obligated for, and shall pay to the Lender as provided herein, all amounts due the Lender under Section
7.03 in respect of the period preceding the date of conversion of the interest rate on the Loan resulting from the Borrower's election.

     SECTION 7.05 Compensation. Upon the request of the Lender, delivered to the Borrower, the Borrower shall pay to the Lender such amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by such Lender as a result of:

          (a) any prepayment of the Loan on a date other than the last day of an Interest Period; or

          (b) any failure by the Borrower to prepay the Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow an Advance on the date for the Borrowing of which such Advance is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for the Loan (or, in the case of a failure to prepay or borrow, the Interest Period for the Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for the Loan provided for herein over (y) the amount of interest (as reasonably determined by the Lender) the Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank euro dollar market.


                                  ARTICLE VIII.

                                  MISCELLANEOUS


     SECTION 8.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender under Article II shall not be effective until received.

     SECTION 8.02 No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.03 Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     SECTION 8.04 Indemnification. The Borrower shall indemnify the Lender and each Affiliate thereof and their respective directors, officers and employees from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any transaction contemplated by this Agreement or any other Loan Document or any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Lender hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Lender to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Lender and each Affiliate thereof and their respective directors, officers and employees, upon demand, for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses which are determined by a final, non-appealable judgment of a court to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. In the case of any investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any Subsidiary or Affiliate thereof, or any of their respective directors, shareholders, or creditors or by a Person indemnified pursuant to this Section, or any other Person or any Person indemnified pursuant to this Section is otherwise a party thereto and whether or not any transaction contemplated by this Agreement or any other Loan Document is consummated. The Borrower agrees, on its own behalf and on behalf of each of its Subsidiaries and Affiliates, not to assert any claim against the Lender, any of its Affiliates, or any of their respective directors, officers, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of otherwise relating to this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan.

     SECTION 8.05 Setoff; Application of Payments. The Borrower hereby grants to the Lender a lien for all indebtedness and obligations owing to Lender from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Lender or otherwise in the possession or control of the Lender for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Lender, whether now existing or hereafter established hereby, authorizing the Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Lender then past due and in such amounts as Lender may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate.

     SECTION 8.06 Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.
SECTION 8.07 Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     SECTION 8.08 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed, or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Lender or any Related Fund) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) The Lender may assign (i) to any of its Subsidiaries or (ii) subject to the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to one or more Eligible Assignees (other than Subsidiaries) or (iii) if a Default has occurred and is continuing, to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Loan at the time owing to it); provided that
(i) except in the case of an assignment to a Subsidiary or other Affiliate of a Lender or a Related Fund with respect to the Lender, the aggregate amount of the Commitment (which for this purpose includes the Loan outstanding hereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is closed) shall not be less than $1,000,000, unless, so long as no Default has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed), and (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan and the Commitment assigned. From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (c) The Lender may, without the consent of, or notice to, the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of the Commitment and the Loan owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that (i) increases the Commitment, (ii) reduces the principal of or the rate of interest on the Loan, (iii) extends the date fixed for any payment of principal of or interest on the Loan , (iv) reduces the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) releases or substitutes all or any substantial part of the collateral (if any) then held as security for the Loan, or (vi) releases any Guarantee given to support payment of the Loan. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 7.03, 7.05 and 8.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender.

     (d) A Participant shall not be entitled to receive any greater payment under Section 7.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

     (e) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

     (f) Subject to the provisions of Section 8.09, the Borrower authorizes the Lender to disclose to any Participant, Eligible Assignee or other transferee (each a "Transferee") and any prospective Transferee which has executed an LSTA Confidentiality Agreement any and all financial information in the Lender's possession concerning the Borrower which has been delivered to the Lender by the Borrower pursuant to this Agreement or which has been delivered to the Lender by the Borrower in connection with the Lender's credit evaluation prior to entering into this Agreement.

     SECTION 8.09 Confidentiality. The Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided that nothing herein shall prevent the Lender from disclosing such information (i) to an Affiliate of the Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Lender or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Lender's legal counsel and independent auditors, and (viii) to any actual or proposed Participant, Eligible Assignee or other Transferee of all or part of its rights hereunder in accordance with Section 8.08(f); provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, the Lender shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, the Lender shall not be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

     SECTION 8.10 Representation by Lender. The Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make the Loan hereunder for its own account in the ordinary course of such business; provided that, subject to
Section 8.08, the disposition of the Note held by that Lender shall at all times be within its exclusive control.

     SECTION 8.11 North Carolina Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of North Carolina (without giving effect to its conflict of laws rules).

     SECTION 8.12 Severability. In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 8.13 Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Note or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by the Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of the Loan does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Lender does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Lender hereunder or under the Note or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Note or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loan. The Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Note and the other Loan Documents, be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

     SECTION 8.14 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 8.15 Waiver of Jury Trial; Consent to Jurisdiction. The Borrower
(a) and the Lender irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to nonexclusive personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     SECTION 8.16 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 8.17 Source of Funds -- ERISA. The Lender hereby represents to the Borrower that no part of the funds to be used by the Lender to fund the Loan hereunder from time to time constitutes (i) assets allocated to any separate account maintained by the Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                      BORROWER:

                      KRISPY KREME DOUGHNUT CORPORATION (SEAL)

                      By:
                             ---------------------------------------------------
                      Name (Printed):
                                      ------------------------------------------
                      Title:
                             ---------------------------------------------------


                      Krispy Kreme Doughnut Corporation
                      370 Knollwood Street
                      Suite 500
                      Winston-Salem, North Carolina 27103
                      Attention  Mr. Randy Casstevens
                                 Senior Vice President and Chief
                                 Financial Officer
                      Telecopier: (336) 733-3797
                      Confirmation: (336) 733-3730

                                      LENDER:

                                      WACHOVIA BANK, N.A. (SEAL)



COMMITMENT                            By:
----------                                --------------------------------
                                            Title:  Senior Vice President
$35,000,000
                                      Lending Office

                                      Wachovia Bank, N.A.
                                      100 North Main Street
                                      Winston-Salem, North Carolina 27150
                                      Attention:     R. Alan Proctor
                                                     Senior Vice President
                                      Telecopier Number:  (336) 732-4833
                                      Confirmation Number:

                                                                       EXHIBIT A


                                      NOTE

                          Winston-Salem, North Carolina

                                 March 21, 2002


     For value received, KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (the "Lender"), for the account of its Lending Office, the principal sum of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00), or such lesser amount as shall equal the unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 100 North Main Street, Winston-Salem, North Carolina 27150, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All Advances made by the Lender and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Note is the Note referred to in the Credit Agreement dated as of even date herewith between the Borrower and the Lender (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Note is collected by law or through an attorney at law.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                             KRISPY KREME DOUGNUT CORPORATION (SEAL)

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                       ADVANCES AND PAYMENTS OF PRINCIPAL

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                   Amount of          Amount of
  Date              Advance       Principal Repaid        Notation Made By
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                                      A-3

                                                                     EXHIBIT B-1

                                   OPINION OF

                            COUNSEL FOR THE BORROWER


                                        [Dated as provided in Section 3.01 of
                                                        the Credit Agreement]


Wachovia Bank, N.A.
100 North Main Street
Winston-Salem, North Carolina  27150
Attention:  R. Alan Proctor
Senior Vice President

Ladies and Gentlemen:

     We have acted as counsel for KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), in connection with the Credit Agreement (the "Credit Agreement") dated as of March ___, 2002, between the Borrower and Wachovia Bank, N.A., as Lender. Terms defined in the Credit Agreement are used herein as therein defined. We have also acted as counsel for the Guarantors.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by the Lender have been duly authorized by the Lender.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of North Carolina and has all corporate powers required to carry on its business as now conducted.

     [Insert paragraph similar to paragraph 1 as to each Guarantor.]

     2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Note and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the


                                      B-1-1
certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     [Insert paragraph similar to paragraph 2 as to each Guarantor and the Guaranty.]

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Note constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except in each case as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     [Insert paragraph similar to paragraph 3 as to the Guarantors and the Guaranty.]

     4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Parent and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or Note.

     5. Neither the Borrower, the Parent nor any of the Parent's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     6. Neither the Borrower, the Parent nor any of the Parent's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     7. The choice of North Carolina law to govern the Credit Agreement, the Note and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of North Carolina, and adherence to existing judicial precedents generally would require a court sitting in the State of North Carolina to abide by such choice of law, unless a fundamental policy of the State of North Carolina would be violated. We are not aware of any provision of the Credit Agreement, the Note or the other Loan Documents which would violate a fundamental policy of the State of North Carolina.



                                      B-1-2

     We are qualified to practice in the State of North Carolina and do not purport to be experts on any laws other than the laws of the United States and the State of North Carolina and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Eligible Assignee, and Participant or other Transferee under the Credit Agreement without our prior written consent.

                                        Very truly yours,



                                     B-1-3

                                                                     EXHIBIT B-2


                                   OPINION OF
                        ILLINOIS COUNSEL FOR THE BORROWER


                                         [Dated as provided in Section 3.01 of
                                                         the Credit Agreement]


Wachovia Bank, N.A.
100 North Main Street
Winston-Salem, North Carolina  27150
Attention:  R. Alan Proctor
Senior Vice President

Ladies and Gentlemen:

     We have acted as special Illinois counsel for KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), in connection with the Credit Agreement (the "Credit Agreement") dated as of March ___, 2002, between the Borrower and Wachovia Bank, N.A., as Lender. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     For the purposes of this opinion, we have reviewed the following documents:

     (1)  The Mortgage;

     (2) The Credit Agreement dated of even date herewith by and between Borrower and Lender ("Credit Agreement");

     (3)  The Assignment of Leases and Rents; and

     (4) The UCC-1 Financing Statement (Fixtures) (the "Fixture Financing Statement") (copy of execution counterpart attached hereto) for filing in the office of _____________, Illinois (collectively, the "Filing Office"), covering certain fixtures, under the Uniform Commercial Code of the State of Illinois ("UCC").



                                      B-2-1

The documents described in (2) through (4) of the immediately preceding paragraph are herein collectively referred to as the "Loan Documents";

     We have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to the Loan Documents or otherwise (but have no actual knowledge of the inaccuracy or incompleteness of any of the same), and we assume, in giving this opinion, that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading (and know of no facts that under the circumstances render or otherwise lead us to believe that such assumptions or reliance is unreasonable).

     In rendering the opinions set forth below, we have also assumed, with your permission and without independent verification or investigation, each of the following:

     (a) Each of the respective parties to the Credit Agreement and Loan Documents has the full right, power and authority to execute, deliver and perform all of its obligations under the Credit Agreement and/or Loan Documents, as the case may be and all other documents required or permitted to be executed, delivered and performed thereunder;

     (b) Each of the parties to the Credit Agreement and Loan Documents is duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are organized; and has taken all necessary action to enter into, and has duly executed and delivered, the Credit Agreement and/or each such Loan Document, as the case may be;

     (c) All natural persons executing the Credit Agreement and Loan Documents are legally competent to do so; all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the original documents, which themselves are authentic; and

     (d) To the extent that the Credit Agreement and/or any Loan Document imposes any obligations upon the Lender, the Credit Agreement and Loan Documents are valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms;

     Based upon the foregoing, we are of the opinion that:

     1. Based solely on the certificate of existence issued by the Secretary of State of Illinois (a copy of which is attached hereto as Exhibit A), the Borrower is a foreign corporation, duly qualified to transact business under the laws of the State of Illinois.



                                      B-2-2

     2. The Mortgage and Assignment of Leases and Rents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. Assuming the truth of the warranties contained in the Mortgage concerning Borrower's title to the Mortgaged Property (defined below) and the filing and recording of the Mortgage in the real property records of Effingham County, Illinois ("the County"), the Mortgage creates a valid lien upon the property subject to the Mortgage (the "Mortgaged Property") insofar as such Mortgaged Property constitutes real property, and a valid and perfected security interest in that portion of the Mortgaged Property constituting "fixtures" (as defined in Section 9-102 of the Uniform Commercial Code), including all proceeds of such fixtures. The Mortgage and Assignment of Leases and Rents, taken together, contain substantially all of the remedial, waiver and other provisions normally contained in mortgages, assignments of leases and rents and security agreements used in connection with transactions of the type and value described in the Credit Agreement and Loan Documents, and the provisions contained in the Mortgage and Assignment of Leases and Rents are sufficient to afford the Lender those remedies typically afforded to lenders in similar transactions in the State of Illinois. The Mortgage and Fixture Financing Statement are in proper form for recording in the State of Illinois.

     3. Assuming the Fixture Financing Statement is duly filed in the form reviewed by us with the Filing Office, Lender will thereupon have a fully perfected security interest in and lien on all right, title and interest in the Collateral therein described and located in Illinois to the extent that (a) such Fixtures therein described are owned by the Borrower, (b) such fixtures are located on or are a part of the Mortgaged Property, and (c) a security interest in such Collateral may be taken and perfected by filing; and no other or additional recording, reregistration or refiling in the State of Illinois, will be required for such purpose.

     4. From and after the date the Mortgage is recorded, the priority of the liens created by the Mortgage will not be affected by subsequent reductions or increases of the outstanding principal amount due and payable under the Credit Agreement.

     5. No state or local recording tax, mortgage tax or other fees, taxes or governmental charges are required to be paid in the State of Illinois as a result of the execution, delivery, performance, recordation or filing of any of the Loan Documents or the consummation of the transactions contemplated therein, except for (a) nominal recording or filing fees and (b) those, if any, set forth on Exhibit B attached hereto.

     6. To the extent that Borrower is personally liable for, or has granted liens on other collateral to secure, the Obligations (as defined in the Mortgage) and that such Obligations are not satisfied by virtue of the value of the collateral or the Mortgaged Property, respectively, at the time of a validly and properly conducted foreclosure sale, then assuming such relief is appropriately requested, such foreclosure will not diminish the liability of Borrower to the Lender for the remaining deficiency nor will it limit the right of Lender to foreclose on any other collateral securing such Obligations.



                                      B-2-3

     7. Neither the making of the Loan, the conducting of foreclosure proceedings and sale, the acquiring of property at foreclosure sale, nor the management and rental of such property for a reasonable time while liquidating the investment therein, provided no office or agency therefor is maintained in the State of Illinois, shall in and of themselves result in the Lender being deemed to be transacting business in the State of Illinois for purposes of qualification of foreign corporations in the State of Illinois in order to enforce the provisions of the Loan Documents.

     8. The Credit Agreement does not violate the existing laws of the State of Illinois regarding (a) maximum rates of interest which may be charged or (b) usury.

     9. The choice of North Carolina law to govern the Credit Agreement, the Note and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of Illinois, and adherence to existing judicial precedents generally would require a court sitting in the State of Illinois to abide by such choice of law, unless a fundamental policy of the State of Illinois would be violated. We are not aware of any provision of the Credit Agreement, the Note or the other Loan Documents which would violate a fundamental policy of the State of Illinois.

     We are qualified to practice in the State of Illinois and do not purport to be experts on any laws other than the laws of the United States and the State of Illinois and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Eligible Assignee, and Participant or other Transferee under the Credit Agreement without our prior written consent.

                                      Very truly yours,



                                      B-2-4

                      EXHIBIT A TO ILLINOIS OPINION LETTER

                 ILLINOIS CERTIFICATE OF EXISTENCE FOR BORROWER

                      EXHIBIT B TO ILLINOIS OPINION LETTER

           ADDITIONAL TAXES, MORTGAGE TAXES OR OTHER FEES AND CHARGES

                                                                       EXHIBIT C



                               NOTICE OF BORROWING

                          _________________ ____, 2002



Wachovia Bank, N.A.
100 North Main Street
Winston-Salem, North Carolina 27150
Attention:  R. Alan Proctor
Senior Vice President

Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement"), dated as of March ___, 2002, by and between Krispy Kreme Doughnut Corporation and Wachovia Bank, N.A., as Lender.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

     The Borrower hereby requests an Advance in the principal amount of $__________ to be made on ______________, 2002, for the purpose of defraying those Facility Costs described in Schedule 1 attached hereto.

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _________ day of ______________, 2002.

                         KRISPY KREME DOUGHNUT CORPORATION


                         By:
                                ------------------------------------------------
                                Title:
                                      ------------------------------------------

                                                                       EXHIBIT D


                             COMPLIANCE CERTIFICATE


     Reference is made to the Credit Agreement dated as of March __, 2002 (as modified and supplemented and in effect from time to time, the "Credit Agreement") by and between Krispy Kreme Doughnut Corporation and Wachovia Bank, N.A., as Lender. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement; all amounts shown herein, unless expressly set forth to the contrary, shall be without duplication.

     Pursuant to Section 5.01(c) of the Credit Agreement, _____________, the duly authorized __________ of the Borrower, hereby (i) certifies to the Lender that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _________, 200__, and that, to the best of our knowledge, no Default is in existence on and as of the date hereof, (ii) restates and reaffirms that the representations and warranties contained in
Article IV of the Credit Agreement are true in all material respects on and as of the date hereof as though restated on and as of this date (except to the extent any such representation or warranty is expressly made as of a prior date) and (iii) certifies that the Fixed Charge Coverage Ratio as of the most recent Performance Pricing Determination Date is _____ to 1.0 and the Applicable Margin in effect as a result thereof is ___%.

                          KRISPY KREME DOUGHNUT CORPORATION,
                          a North Carolina corporation


                          By:
                              --------------------------------------------------

                          Its:
                               -------------------------------------------------

                              COMPLIANCE CHECKLIST


1.       Consolidations, Mergers and Sales of Assets (Section 5.04)

     Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (i) the Borrower may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states,
(B) the Borrower is the Person surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing,
(ii) Subsidiaries of the Borrower may merge with one another, provided that if either party to the merger is a Subsidiary Guarantor, the surviving entity must be a Subsidiary Guarantor, (iii) any Subsidiary may merge with another Person if such merger is a Permitted Acquisition and the Subsidiary is the Person surviving such merger, and (iv) the foregoing limitation on the sale, lease or other transfer of asset and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during such Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter.

     There were no consolidations, mergers or sales of assets during the quarter ended ___________, 200___, that were not permitted pursuant to Section 5.04, except:

2.       Investments (Section 5.19)

     Investments: Neither the Parent nor any of its Subsidiaries shall make or permit to exist Investments in any Person except:

          (a) advances to employees for reasonable business and travel expenses incurred in the ordinary course of business;

          (b) loans or advances to employees not exceeding $1,400,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

          (c) loans or advances to Consolidated Subsidiaries;

          (d) deposits required by government agencies or public utilities in the ordinary course of business;

          (e) Investments made in accordance with the Investment Policy attached hereto as Schedule 5.19 as in effect on the date hereof without giving effect to any modifications thereto and without giving effect to any Investments not expressly permitted by Schedule 5.19 that are authorized by the Investment Committee or any other Person;

          (f) Joint Venture Investments and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators made in the ordinary course of business and consistent with practices existing on the Closing Date, provided that Non-Guarantor Joint Venture Investments and loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators shall not at any time exceed in the aggregate the following percentages of Consolidated Tangible Net Worth during the following periods:

                                                    Maximum Percentage of
          Period                                Consolidated Tangible Net Worth
          ------                                -------------------------------

          From and including the Closing Date                20%
          through and including February 2, 2003

          From and including February 3,                     22.5%
          2003, through and including
          February 1, 2004

          At all times on and after                          25%
          February 2, 2004

          (g) without duplication of loans and advances permitted under Section 5.19(b), loans and advances to employees and members of the Board of Directors of the Parent in connection with the conversion of the Long Term Incentive Plan of the Parent in an aggregate amount not to exceed $3,000,000;

          (h) Permitted Acquisitions (exclusive of Joint Venture Investments);
     and

          (i) any Acquisition pursuant to a collateral repurchase agreement in favor of any Krispy Kreme franchisee or its lenders entered into in the ordinary course of business and consistent with practices existing on the Closing Date;

provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

Please see the attached schedule "Investments (Section 5.19)" and related attached schedules for compliance information.

3.       Liens (Section 5.20)

     Limitation on Liens. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset not constituting part of the Facility (Liens on the Facility being restricted by Section 5.17) now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary to incur any Debt, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $1,000,000;

          (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof, (ii) such Lien does not at any time encumber any other Property, and (iii) the amount of the Debt secured by such asset is not increased;

          (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f) Liens securing Debt owing by any Subsidiary to the Borrower;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 5.20, provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

          (h) Liens incidental to the conduct of the Borrower's business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) any Lien on Margin Stock; and

          (j) Liens not otherwise permitted by the foregoing paragraphs of this
     Section 5.20 securing Debt (other than indebtedness under this Agreement or the other Loan Documents), in an aggregate principal amount at any time outstanding not to exceed 2.5% of Consolidated Tangible Net Worth;

     provided the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (i) shall at no time exceed an aggregate amount greater than 5% of Consolidated Tangible Net Worth.

     None of the Lessee's or any Consolidated Subsidiary's property is subject to any Lien securing Debt which is not permitted by paragraphs (a) through (j) of Section 5.20.

4.       Fixed Charge Coverage Ratio (Section 5.21)

     Fixed Charge Coverage Ratio. As at the end of each Fiscal Quarter, the Fixed Charge Coverage Ratio as of the last day of the Fiscal Quarter just ended, calculated on a rolling four quarter basis, shall be greater than 1.85 to 1.0.

     Please see the attached schedule "Fixed Charge Coverage Ratio (Section 5.21)" and related attached schedules for compliance information.

5.       Leverage Ratio (Section 5.22)

     Leverage Ratio. As at the end of each Fiscal Quarter, the Consolidated Leverage Ratio shall be less than 2.25 to 1.0.

     Please see the attached schedule "Leverage Ratio (Section 5.22)" and related attached schedules for compliance information.

6.       Minimum Consolidated Tangible Net Worth (Section 5.23)

     Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $135,000,000 (the "Minimum Level") plus the sum of 33% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after April 30, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this Section 5.23, any Fiscal Quarter in which the Reported Net Income of the Parent and its Consolidated Subsidiaries is negative; provided that:

          (a) the Minimum Level shall be reduced by the amount of all goodwill (less goodwill attributable to minority interests) from Permitted Acquisitions that closed or will close after April 26, 2001 and on or before February 2, 2003, that should appear as such on a consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP; provided that the aggregate amount of all such reductions shall not exceed $25,000,000; and

          (b) the Minimum Level shall be increased by the amount of each increase in stockholders' equity of the Parent and its Consolidated Subsidiaries as a result of each issuance of Capital Stock or other equity securities by the Parent and its Subsidiaries to the seller(s) pursuant to (and as consideration for) each Permitted Acquisition that closed or will close after April 26, 2001 and on or before February 2, 2003 (including, without limitation, each conversion by each such seller of Debt for Capital Stock or other equity securities of the Parent or any Subsidiary).

     Please see the attached schedule "Minimum Consolidated Tangible Net Worth (Section 5.23)" and related attached schedules for compliance information.

7.   Consolidated Total Liabilities to Consolidated Tangible Worth (Section
     5.24)

     Consolidated Total Liabilities to Consolidated Tangible Net Worth. As at the end of each Fiscal Quarter, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall not be greater than 1.0 to 1.0.

     Please see the attached schedule "Consolidated Liabilities to Consolidated Tangible Net Worth (Section 5.24)" and related attached schedules for compliance information.

8.   Restricted Payments (Section 5.25)

     Restricted Payments. The Borrower will not permit the Parent to declare or make any Restricted Payments; provided, however, that the Parent may:

          (a) repurchase, redeem or otherwise retire for value common stock of the Parent pursuant to a stock repurchase plan duly approved by the Board of Directors of the Parent; and

          (b) during any Fiscal Year, the Parent may declare and pay dividends on its common stock in an amount not to exceed 50% of Consolidated Net Income for the immediately preceding Fiscal Year;

     provided, further, that after giving effect to the payment of any such Restricted Payment, no Default shall be in existence or be created thereby.

     Please see the attached schedule "Restricted Payments (Section 5.25)" and related attached schedules for compliance information.

9.   Additional Guarantors (Section 5.26)

     Additional Guarantors. With respect to any new Material Subsidiary (other than a Consolidated Joint Venture) created or acquired after the Closing Date, the Borrower shall, within ten (10) Domestic Business Days after such creation or acquisition, notify the Lender thereof and, if requested by the Lender, cause such new Material Subsidiary within ten (10) Domestic Business Days after such request, (a) to become a party to the Guaranty by executing and delivering to the Lender counterparts thereof or joinder agreements with respect thereto, (b) to deliver to the Lender the certificate specified in Section 3.01(h) for such Material Subsidiary with appropriate insertions and attachments, and (c) if requested by the Lender, to deliver to the Lender a legal opinion in substantially the form of Exhibit B with respect to such Material Subsidiary and the Subsidiary Guaranty, from counsel to such Subsidiary reasonably satisfactory to the Lender.

     There were no additional Subsidiaries or Consolidated Joint Ventures created during the quarter ended ____________, 200__, except:




                               * * * * * * * * * *


     If there are any questions or comments about this information, please contact Randy Casstevens at 733-3730.

                                                                       EXHIBIT E


                        KRISPY KREME DOUGHNUT CORPORATION

                               CLOSING CERTIFICATE


     Reference is made to the Credit Agreement (the "Credit Agreement") dated as of March __, 2002, between Krispy Kreme Doughnut Corporation and Wachovia Bank, N.A., as Lender. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(e) of the Credit Agreement, ___________________________, the duly authorized ____________ of Krispy Kreme
Doughnut Corporation hereby certifies to the Lender that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof.

     Certified as of this _____ day of March, 2002.



                        By:
                               ----------------------------------------------
                               Printed Name:
                                             --------------------------------
                               Title:
                                      ---------------------------------------

                                                                       EXHIBIT F


                        KRISPY KREME DOUGHNUT CORPORATION

                              OFFICER'S CERTIFICATE


     The undersigned, _______________________, ______________________, Secretary
of Krispy Kreme Doughnut Corporation, a North Carolina corporation (the "Borrower"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of March ___, 2002, between the Borrower and Wachovia Bank, N.A., as Lender that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Articles of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of North Carolina, the Borrower's state of incorporation.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on ____________ ___, 2002, approving, and authorizing the execution and delivery of, the Credit Agreement, the Note and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

     4. __________________, who is ______________________ of the Borrower signed the Credit Agreement, the Note and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time [s]he signed the Credit Agreement, the Note and other Loan Documents to which the Borrower is a party, and [his/her] signature appearing on the Credit Agreement, the Note and the other Loan Documents to which the Borrower is a party is [his/her] genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of the ____ day of March, 2002.



                                              _________________________________

                                                                       EXHIBIT G


                               GUARANTY AGREEMENT


     THIS GUARANTY, dated as of March 21, 2002, (together with any amendments or modifications hereto in effect from time to time, the "Guaranty"), made by Krispy Kreme Doughnuts, Inc., a North Carolina corporation; KRISPY KREME DISTRIBUTING COMPANY, INC., a North Carolina corporation; HD CAPITAL CORPORATION, a North Carolina corporation; HDN DEVELOPMENT CORPORATION, a North Carolina corporation; and KRISPY KREME COFFEE COMPANY, LLC, a North Carolina limited liability company (collectively "Guarantors" and individually, "Guarantor"), in favor of WACHOVIA BANK, N.A., a national banking association, having an office at 100 North Main Street, Winston-Salem, North Carolina 27150 ("Lender").

     To induce Lender to make loans, extensions of credit or other financial accommodations to Krispy Kreme Doughnut Company ("Borrower"), now or in the future, to secure the observance, payment and performance of the Liabilities (as defined below), and with full knowledge that Lender would not make the loans, extensions of credit or financial accommodations without this Guaranty, which shall be construed as a contract of suretyship, Guarantors, jointly and severally and unconditionally, agree as follows:

1.   LIABILITIES GUARANTEED.

     Guarantors, jointly and severally, hereby guarantee and become surety to Lender for the full, prompt and unconditional payment of the Liabilities (as defined below), when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Loan Documents (as defined below). This Guaranty is a primary obligation of each Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Lender may require each Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against each Guarantor without being required to bring any proceeding or take any action against Borrower, any other Guarantor or any other person, entity or property prior thereto, the liability of each Guarantor hereunder being joint and several, and independent of and separate from the liability of Borrower, any other Guarantor or person, and the availability of other collateral security for the Note and the other Loan Documents.

2.   DEFINITIONS.

     2.1. "Note" means that certain Note of even date herewith in the principal amount of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) from Borrower to Lender issued pursuant to the Credit Agreement.

     2.2. "Credit Agreement" means that certain Credit Agreement of even date herewith between the Borrower and the Lender.

     2.3. "Loan Documents" shall have the meaning set forth in the Credit Agreement. The terms of the Loan Documents are hereby made a part of this Guaranty to the same extent and with the same effect as if fully set forth herein.

     2.4. "Liabilities" means, collectively: (i) the repayment of all sums due under the Note (and all extensions, renewals, replacements and amendments thereof) and the other Loan Documents; and (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents.

     2.5. "Loan" means the Loan evidenced by the Note.

     2.6. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

3. REPRESENTATION AND WARRANTIES. Guarantors represent and warrant to Lender as follows:

     3.1. Organization, Powers. Each Guarantor (i) is a corporation, general partnership, limited partnership, or limited liability company (as indicated below), duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization except where the failure to be so authorized does not have a Material Adverse Effect; (ii) has the corporate or limited liability company, as the case may be, power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform, and by all necessary corporate or limited liability company, as the case may be, action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party.

     3.2. Execution of Guaranty. This Guaranty and each other Loan Document to which any Guarantor is a party have been duly executed and delivered by such Guarantor. Execution, delivery and performance of this Guaranty and each other Loan Document to which such Guarantor is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or instrumentality of government, or any material provision of any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties are bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

     3.3. Obligations of Guarantors. This Guaranty and each other Loan Document to which any Guarantor is a party are the legal, valid and binding obligations of such Guarantor, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. The Loan and other credit accommodations made by Lender to Borrower and the assumption by each Guarantor of its obligations hereunder and under any other Loan Document to which such Guarantor is a party will result in material benefits to such Guarantor. This Guaranty was entered into by such Guarantor for commercial purposes.

     3.4. Litigation. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of any Guarantor, threatened against or affecting such Guarantor or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) such Guarantor's right to carry on its business substantially as now conducted (and as now contemplated); (iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under this Guaranty or any other Loan Document to which such Guarantor is a party.

     3.5. No Defaults. No Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties are bound, which default could reasonably be expected to have a Material Adverse Effect.

     3.6. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Lender by or on behalf of any Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Each Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the Loan to Borrower.

4.   NO LIMITATION OF LIABILITY.

     4.1. Without incurring responsibility to any Guarantor, and without impairing or releasing the obligations of any Guarantor to Lender, and without reducing the amount due under the terms of this Guaranty, Lender may at any time and from time to time, without the consent of or notice to any Guarantor, upon any terms or conditions, and in whole or in part:

          4.1.1. Change the manner, place or terms of payment of (including, without limitation, the interest rate and monthly payment amount), and/or change or extend the time for payment of, or renew or modify, any of the Liabilities, any security therefor, or any of the Loan Documents evidencing same, and this Guaranty shall apply to the Liabilities and the Loan Documents as so changed, extended, renewed or modified;

          4.1.2. Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities;

          4.1.3. Exercise or refrain from exercising any rights against Borrower or other obligated parties (including any Guarantor) or against any security for the Liabilities;

          4.1.4. Settle or compromise any Liabilities, whether in a proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Borrower other than Lender and any Guarantor;

          4.1.5. Apply any sums it receives, by whomever paid or however realized, to any of the Liabilities;

          4.1.6. Add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other party who is in any way obligated for any of the Liabilities;

          4.1.7. Accept any additional security for the Liabilities; and/or

          4.1.8. Take any other action which might constitute a defense available to, or a discharge of, Borrower or any other obligated party (including any Guarantor) in respect of the Liabilities.

     4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Loan Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to any Guarantor's obligations under this Guaranty.

5. LIMITATION ON SUBROGATION. Until such time as the Liabilities are paid in full, each Guarantor waives any present or future right to which such Guarantor is or may become entitled to be subrogated to Lender's rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to any Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, such Guarantor shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Liabilities.

6.   COVENANTS.

     6.1. Covenants in Credit Agreement. The Guarantors shall comply or cause compliance with the covenants (to the extent applicable to any Guarantor, either separately, or as a part of a consolidated group) contained in the Credit Agreement.

     6.2. Subordination of Other Debts. Each Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to such Guarantor ("Subordinated Debt") to any and all obligations of Borrower to Lender now or hereafter existing while this Guaranty is in effect, provided, however, that such Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Lender have been paid in full on or prior to such date, and (ii) no event which is or, with the passage of time or giving of notice or both, could become an Event of Default shall have occurred and be continuing; (b) that such Guarantor will either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to Lender; and (c) except as permitted by this paragraph, such Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to such Guarantor, through error or otherwise, shall immediately be forwarded to Lender by such Guarantor, properly endorsed to the order of Lender, to apply to the Liabilities.

7. EVENTS OF DEFAULT. An Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

8.   REMEDIES.

     8.1. Upon the occurrence and during the continuance of an Event of Default, all liabilities of the Guarantors hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law, Lender may:

          8.1.1 Enforce the obligations of any Guarantor under this Guaranty.

          8.1.2 To the extent not prohibited by and in addition to any other remedy provided by law, setoff against any of the Liabilities any sum owed by Lender in any capacity to any Guarantor whether due or not.

          8.1.3 Perform any covenant or agreement of any Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys' fees and costs, incurred by Lender in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the Default Rate (as defined in the Credit Agreement), such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of any Guarantor hereunder and shall be without prejudice to any other right or remedy of Lender.

     8.2. Settlement of any claim by Lender against Borrower, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated party and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

9.   MISCELLANEOUS.

     9.1. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about any Guarantor to any regulatory body or agency having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower or any Guarantor. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about any Guarantor.

     9.2. Remedies Cumulative. The rights and remedies of Lender, as provided herein and in any other Loan Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

     9.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

     9.4. Attorneys' Fees and Expenses. If Lender retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Lender's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be secured hereby.

     9.5. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     9.6. Waiver and Acknowledgements. Each Guarantor waives and releases the following rights, demands, and defenses such Guarantor may have with respect to the Lender and collection of the Liabilities: (a) promptness and diligence in collection of any of the Liabilities from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Liabilities; (b) any law or statute that requires that the Lender make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against any Guarantor with respect to the Liabilities, including any such rights such Guarantor might otherwise have had under N.C.G.S. ss.ss. 26-7, et seq., and any successor statute and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against any Guarantor; (d) that the Lender preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that the Lender's obligation to dispose of collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Liabilities, of any new transactions or other relationships between the Lender, Borrower and/or any Guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other Guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever; (g) the right to assert against the Lender any defense (legal or equitable), set-off, counterclaim, or claim that any Guarantor may have at any time against Borrower or any other party liable to the Lender; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of the Lender's lien on any collateral, of the Loan Documents, or of any other guaranties held by the Lender; (i) any claim or defense that acceleration of maturity of the Liabilities is stayed against such Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (j) the benefit of any exemption claimed by such Guarantor. Each Guarantor acknowledges and represents that such Guarantor has relied upon such Guarantor's own due diligence in making an independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; each Guarantor will continue to be responsible for making an independent appraisal of such matters; and no Guarantor has relied upon the Lender for information regarding Borrower or any collateral.

     9.7. No Third Party Beneficiary. Except as otherwise provided herein, the Guarantors and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

     9.8. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and en-forceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     9.9. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Guaranty cannot be assigned by any Guarantor without the prior written consent of Lender, and any such assignment or attempted assignment by any Guarantor shall be void and of no effect with respect to the Lender.

     9.10. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     9.11. Sales or Participations. Subject to the terms and conditions of the Credit Agreement, Lender may from time to time sell or assign, in whole or in part, or grant participations in the Loan, the Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be:
(a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to any Guarantor, in each case as fully as though such Guarantor were directly indebted to such holder. Lender may in its discretion give notice to any Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.

     9.12. Jurisdiction. Each Guarantor irrevocably appoints each and every member and/or officer of Guarantor as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Guaranty or any other Loan Document; and each Guarantor hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of North Carolina by service of process on any such member and/or officer; and each Guarantor agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of such Guarantor and all collateral securing the obligations of such Guarantor. Each Guarantor agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

     9.13. Notices. All notices and communications under this Guaranty shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed on the signature pages of this Guaranty. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     9.14. Governing Law. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of North Carolina without reference to conflict of laws principles.

     9.15. Joint and Several Liability. Each Guarantor shall be jointly and severally liable under this Guaranty.

     9.16. Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and each Guarantor shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

     9.17. Waiver of Jury Trial. EACH GUARANTOR AND THE LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE LENDER OR SUCH GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE LENDER AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, EACH GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT THE LENDER WOULD NOT

EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

     IN WITNESS WHEREOF, each Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement under seal as of the day and year first above written.

                            GUARANTORS:

                            KRISPY KREME DOUGHNUTS, INC.,
                            a North Carolina corporation                (SEAL)

                            By:
                                   ---------------------------------------------
                                   Name: Scott A. Livengood
                                   Title: President

                                   Address:

                                   370 Knollwood Street, Suite 500
                                   Winston-Salem, North Carolina  27103
                                   Attention:  Randy S. Casstevens
                                   Telecopier number:  336/733-3791
                                   Confirmation number:  336/725-2981

                                   KRISPY KREME DISTRIBUTING COMPANY,
                                   INC., a North Carolina corporation     (SEAL)

                                   By:
                                          --------------------------------------
                                   Name:  Scott A. Livengood
                                   Title: President

                                   Address:

                                   370 Knollwood Street, Suite 500
                                   Winston-Salem, North Carolina  27103
                                   Attention:  Randy S. Casstevens
                                   Telecopier number:  336/733-3791
                                   Confirmation number:  336/725-2981

                                   HD CAPITAL CORPORATION,
                                   a North Carolina corporation (SEAL)

                                   By:
                                          --------------------------------------
                                   Name:  Faye W. Gaddy
                                   Title: President

                                   Address:

                                   103 Foulk Road
                                   Suite 200
                                   Wilmington, Delaware 19803
                                   Attention:  Robert A. Sagedy
                                   Telecopier number:  302/6552-8667
                                   Confirmation number:  302/656-1950

                                   HDN DEVELOPMENT CORPORATION
                                   a North Carolina corporation          (SEAL)

                                   By:
                                        ----------------------------------------
                                   Name:  Faye W. Gaddy
                                   Title: President

                                   Address:

                                   103 Foulk Road
                                   Suite 200
                                   Wilmington, Delaware 19803
                                   Attention:  Robert A. Sagedy
                                   Telecopier number:  302/6552-8667
                                   Confirmation number:  302/656-1950

                                   KRISPY KREME COFFEE COMPANY, LLC.,
                                   a North Carolina limited liability
                                   company                           (SEAL)

                                   By:
                                          --------------------------------------
                                   Name: John W. Tate
                                   Title: Manager

                                   Address:

                                   370 Knollwood Street, Suite 500
                                   Winston-Salem, North Carolina  27103
                                   Attention:  John W. Tate
                                   Telecopier number:  336/733-3791
                                   Confirmation number:  336/725-2981

                                                                       EXHIBIT H


                               [NAME OF GUARANTOR]

                              GUARANTY CERTIFICATE


     The undersigned, _______________________, ______________________,
Secretary/Member/Manager of [Name of Guarantor], a _______________ corporation/limited liability company (the "Guarantor"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Guaranty Agreement, dated as of March ___, 2002, from Guarantor (and others) to and for the benefit of Wachovia Bank, N.A., as Lender, that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation/Certificate of Organization of the Guarantor as in full force and effect on the date hereof as certified by the Secretary of State of the State of _____________, the Borrower's state of incorporation/organization.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws/Operating Agreement of the Guarantor as in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors/Members of the Guarantor on ____________ ___, 2002, approving, and authorizing the execution and delivery of, the Guaranty Agreement. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors/Members of the Guarantor in connection therewith.

     4. __________________, who is ______________________ of the Guarantor
signed the Guaranty Agreement, was duly elected, qualified and acting as such at the time [s]he signed the Guaranty Agreement, and [his/her] signature appearing on the Guaranty Agreement is [his/her] genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of the ____ day of March, 2002.


                                              ________________________________

                                                                   Schedule 4.17

                                  Subsidiaries


                                                               Jurisdiction of     Percentage Ownership
Subsidiary                          Type of Entity             Organization        by Parent
----------                          --------------             ------------        ---------

Krispy Kreme Doughnut               corporation                      North         100% by Krispy Kreme Doughnuts, Inc.
Corporation                                                         Carolina

Krispy Kreme Distributing           corporation                      North         100% by Krispy Kreme Doughnut
Company, Incorporated                                               Carolina       Corporation

HD Capital Corporation              corporation                     Delaware       100% by Krispy Kreme Doughnut
                                                                                   Corporation
HDN Development                     corporation                     Kentucky       100% by HD Capital Corporation
Corporation

Krispy Kreme Coffee                 limited liability company    North Carolina    100% by Krispy Kreme Doughnut
Company, LLC                                                                       Corporation

Golden Gate Doughnuts, LLC          limited liability company    North Carolina    59% by Krispy Kreme Doughnut
                                                                                   Corporation

Freedom Rings, LLC                  limited liability company       Delaware       70% by Krispy Kreme Doughnut
                                                                                   Corporation

Krispy Kreme Europe Limited         corporation                  United Kingdom    100% by Krispy Kreme Doughnut
                                                                                   Corporation


                                                                   Schedule 5.19


                          Krispy Kreme Doughnuts, Inc.
                               (the "Corporation")
                                Investment Policy


                             Adopted April 10, 2000;
                             Amended April 12, 2001
                              Amended March 5, 2002


I. Investment Objectives: The Corporation has established the following objectives regarding its investment policy.

     1. SAFETY: The primary objective of the investment activities of the Corporation is preservation of principal. Each investment transaction shall seek to first ensure that capital losses are avoided by effectively making low risk investments.

     2. LIQUIDITY: The investment portfolio will be structured to provide sufficient liquidity to pay all obligations of the Corporation.

     3. RETURN: The Corporation seeks to maximize the return on all investments within the limits of safety and liquidity.

II. Investment Policy Authority: The Corporation does hereby establish the responsibility for enforcing and revising the Corporation's investment policies with the Investment Committee. The Investment Committee shall consist of the Chief Financial Officer (CFO), Vice President of Finance, and Director of Accounting. The Investment Committee will meet as needed, along with Branch Banking & Trust's (BB&T) Trust Department Money Managers, to review the investing activities of the Corporation. The Investment Committee will be charged with the responsibility of revising, approving, and enforcing the Corporation's investment policies, as well as, reviewing any previous month's investment results.

     Executing the daily investment decisions, reporting, and safekeeping of the investments in accordance with the Corporation's Investment policies are the primary responsibility of the CFO. The CFO has further delegated these duties to the BB&T Trust Department Money Managers. In addition, the CFO will provide a monthly investment report to the Chief Executive Officer.

III. Authorized Investments: The BB&T Trust Department Money Managers may buy, sell or invest corporate funds into any of the following securities in accordance with the established standards:

         Security Description

                                                                    Maturities                 Limitations
                                                                    ----------                 -----------

         U.S. Treasuries (Bills, Notes, Bonds)                1 wk to 3 yrs           up to 40% of portfolio
         U.S. Government Agency Securities                    1 wk to 3 yrs           up to 60% of portfolio
         Gov. National Mortgage Assoc. (GNMA)
         Federal Home Loan Mortgage Assoc. (FNMA)
         Federal Home Loan Mortgage Corp. (FHLMC)
         Student Loan Marketing Assoc. (SLMA)




         Corporate Bonds/Debentures                           Less than 3 years       up to 20% of portfolio
         Repurchase Agreements                                Overnight               Collateralized by Gov.
                                                                                      Securities
         Eurodollars                                          Overnight               up to 10% of portfolio
         Master Note                                          Overnight               up to 20% of portfolio
         Commercial Paper                                     1 day to 180 days A1,   up to 10% of portfolio
                                                              P1
         Money Market Funds                                   Daily                   Reviewed w/Corporation
         Certificates of Deposit                              1 wk to 3 yrs           up to 20% of portfolio
         Municipals                                           less than 3 years       up to 20% of portfolio

     Investments into securities outside the authorized investments must be approved, in writing, by the Investment Committee.

IV. Investment Quality Ratings: The credit rating on all investment shall be determined prior to investing in any security. All references to credit rating will be using the Standard & Poors and Moody's investment rating services (single A or better for corporates, municipals and preferred stock). In the event a credit rating should be downgraded by one or both services while holding the security, BB&T Trust Department shall notify the CFO, or anyone else the CFO designates, who will then make the decision regarding liquidation or continuing to hold until maturity.

V. Investment Term to Maturity: Term to maturity shall be governed by the Corporation's safety and liquidity limitations. Maturities should be timed to coincide as closely as possible with the known cash needs.

VI. Safekeeping: All investments made by the Corporation will be held with BB&T in custody or safekeeping. In addition, the financial institution must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

     Any investing activities which are not covered or are a violation of aforementioned Investment Policy must be approved, in writing, by the Investment Committee.

     This Investment Policy is hereby adopted by the Investment Committee this ____ day of __________, 2001.

                                    KRISPY KREME DOUGHNUTS, INC.

                                    ____________________________________________
                                    Scott A. Livengood, Chairman of the Board,
                                          President & Chief Executive Officer


                                    ____________________________________________
                                    John W. Tate, Chief Operating Officer


                                    ____________________________________________
                                    Randy S. Casstevens, Sr. Vice President and
                                          Chief Financial Officer


                                    BRANCH BANKING & TRUST


                                    ____________________________________________
                                    William H. Shawcross, Jr., Vice President -
                                          Institutional Trust


                                      -3-